Exhibit 4.2

AmTrust Financial Services, Inc.

as Issuer

The Bank of New York Mellon Trust Company, N.A.

as Trustee

First Supplemental Indenture

Dated as of December 21, 2011

to the Indenture dated as of

December 21, 2011

5.50% Convertible Senior Notes due 2021

i

ii

Section 11.06	Calculations	68
Section 11.07	Execution in Counterparts	68
Section 11.08	Notices	69
Section 11.09	Ratification of Base Indenture	69
Section 11.10	The Trustee	69
Section 11.11	No Recourse Against Others	69

EXHIBIT

Exhibit A	Form of Security	A-1
Exhibit B	Form of Restricted Security Legend	B-1
Exhibit C	Form of Restricted Common Stock Legend

iii

FIRST SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of December 21, 2011, between AmTrust Financial Services, Inc., a Delaware corporation (the “Company”), and The Bank of New York Mellon Trust Company, N.A. (the “Trustee”), as trustee under the Indenture, dated as of December 21, 2011, between the Company and the Trustee (as amended or supplemented from time to time in accordance with the terms thereof, the “Base Indenture”).

RECITALS OF THE COMPANY

WHEREAS, the Company executed and delivered the Base Indenture to the Trustee to provide, among other things, for the issuance, from time to time, of the Company’s unsecured senior debt Securities, in an unlimited aggregate principal amount, in one or more series to be established by the Company under, and authenticated and delivered as provided in, the Base Indenture;

WHEREAS, Section 12.01(p) of the Base Indenture provides for the Company and the Trustee to enter into supplemental indentures to the Base Indenture to establish the form and terms of Securities of any series as contemplated by Section 3.01 of the Base Indenture;

WHEREAS, the Board of Directors has duly adopted resolutions authorizing the Company to execute and deliver this Supplemental Indenture;

WHEREAS, pursuant to the terms of the Base Indenture, the Company has authorized the creation and issuance under this Supplemental Indenture of its 5.50% Convertible Senior Notes due 2021 (the “Securities”), the form and substance of such Securities and the terms, provisions and conditions thereof to be set forth as provided in the Base Indenture and this Supplemental Indenture; and

WHEREAS, the Company has requested that the Trustee execute and deliver this Supplemental Indenture, and that all requirements necessary to make (i) this Supplemental Indenture a valid instrument in accordance with its terms, and (ii) the Securities, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company have been performed, and the execution and delivery of this Supplemental Indenture have been duly authorized in all respects.

NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH, for and in consideration of the premises and the purchases of the Securities by the Holders thereof, it is mutually agreed, for the benefit of the Company and the equal and proportionate benefit of all Holders, as follows:

ARTICLE 1.
DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01      Scope of Supplemental Indenture.  The changes, modifications and supplements to the Base Indenture effected by this Supplemental Indenture shall be applicable only with respect to, and shall govern only the terms of (and only the rights of the Holders and the obligations of the Company with respect to), the Securities, which may be issued from time to time, and shall not apply to any other securities that may be issued under the Base Indenture (or govern the rights of the Holders or the obligations of the Company with respect to any such other securities) unless a supplemental indenture with respect to such other securities specifically incorporates such changes, modifications and supplements.  The provisions of this Supplemental Indenture shall, with respect to the Securities, supersede any corresponding provisions in the Base Indenture.  Subject to the preceding sentence, and except as otherwise provided herein, the provisions of the Base Indenture shall apply to the Securities and govern the rights of the Holders of the Securities and the obligations of the Company and the Trustee with respect thereto.

Section 1.02      Definitions.  For all purposes of the Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(i)         the terms defined in this Article 1 shall have the meanings assigned to them in this Article 1 and include the plural as well as the singular; and

(ii)        all words, terms and phrases defined in the Base Indenture (but not otherwise defined herein) shall have the same meanings as in the Base Indenture.

“Additional Interest” the meaning specified in Section  5.05(c) hereof.

“Additional Shares” has the meaning specified in Section 4.06(a) hereof.

“Adjustment Event” means any event that requires an adjustment to the Conversion Rate pursuant to Sections 4.04(a), (b), (c), (d), (e) and (h) hereof, Section 4.05(b) hereof, Section 4.06(a) hereof and Section 4.07(a) hereof.

“Agent Members” has the meaning specified in Section 2.02(c) hereof.

“Applicable Procedures” of a Depositary means, with respect to any matter at any time, the policies and procedures of such Depositary, if any, that are applicable to such matter at such time.

“Averaging Period” has the meaning specified in Section 4.04(e) hereof.

“Base Indenture” has the meaning specified in the first paragraph of this Supplemental Indenture,  as such instruments may be supplemented from time to time by one or more indentures supplemental thereto, including this Supplemental Indenture, entered into pursuant to the applicable provisions of the Base Indenture, including, for all purposes of the Base Indenture, this Supplemental Indenture and any such other supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern the Base Indenture, this Supplemental Indenture and any other such supplemental indenture, respectively.

“Bid Solicitation Agent” means the Company or an independent nationally recognized investment banking firm as may be appointed, from time to time, by the Company to solicit bids for the Trading Price of the Securities in accordance with Section 4.01(b)(2) hereof.

“Board of Directors” means the board of directors of the Company or a committee of such board of directors duly authorized to act for it hereunder.

“Business Day” means, notwithstanding anything to the contrary in Section 1.01 of the Base Indenture, any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or to be closed.

“Capital Stock” means, notwithstanding anything to the contrary in Section 1.01 of the Base Indenture, for any Person, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) the equity of such Person, but excluding any debt securities convertible into such equity.

“Cash Settlement” has the meaning set forth in Section 4.03(a) hereof.

“Cash Settlement Averaging Period” means, with respect to any Security, the 50 consecutive VWAP Trading Day period beginning on, and including, the third VWAP Trading Day immediately following the related Conversion Date; provided that, for any Security having a Conversion Date occurring during the period beginning on, and including, September 24, 2021, and ending at the Close of Business on the second Scheduled Trading Day immediately prior to the Maturity Date, the “Cash Settlement Averaging Period” means the 50 consecutive VWAP Trading Days beginning on, and including, the 52nd Scheduled Trading Day immediately preceding the Maturity Date or, if such day is not a VWAP Trading Day, the immediately following VWAP Trading Day.

“Clause A Distribution” has the meaning specified in Section 4.04(c) hereof.

“Clause B Distribution” has the meaning specified in Section 4.04(c) hereof.

“Clause C Distribution” has the meaning specified in Section 4.04(c) hereof.

“Close of Business” means 5:00 p.m., New York City time.

“Combination Settlement” has the meaning specified in Section 4.03(a) hereof.

“Common Equity” of any person means the Capital Stock of such person that is generally entitled (a) to vote in the election of directors of such person or (b) if such person is not a corporation, to vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such person.

“Common Stock” means, subject to Section 4.07, the shares of common stock, par value $0.01 per share, of the Company authorized at the date of this instrument as originally executed or shares of any class or classes of common stock resulting from any reclassification or reclassifications thereof; provided, however, that if at any time there shall be more than one such resulting class, the shares so issuable on conversion of Securities shall include shares of all such classes, and the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

“common stock” includes any stock of any class of capital stock which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the issuer thereof and which is not subject to redemption by the issuer thereof.

“Common Stock Registrar” has the meaning specified in Section 2.03(e)(3) hereof.

“Company” has the meaning specified in the first paragraph of this Supplemental Indenture, notwithstanding anything to the contrary in Section 1.01 of the Base Indenture, and subject to the provisions of Section 9.02, shall include its successors and assigns.

“Controlled Charitable Foundation” means, with respect to any individual, a charitable foundation that is controlled by such individual.

“Controlled Entity” means, with respect to any Family Trust, the corporations, limited liability companies, trusts, partnerships or other similar entities that are assets of such Family Trust and are controlled by such Family Trust.

“Conversion Agent” means the office or agency designated by the Company where Securities may be presented for conversion.

“Conversion Date” has the meaning specified in Section 4.02(b) hereof.

“Conversion Notice” has the meaning specified in Section 4.02(b) hereof.

“Conversion Obligation” has the meaning specified in Section 4.01(a) hereof.

“Conversion Price” means, in respect of each Security, as of any date, $1,000 divided by the Conversion Rate in effect on such date.

“Conversion Rate” means initially 31.4218 shares of Common Stock per $1,000 principal amount of Securities, subject to adjustment as set forth herein.

“Custodian” means the Trustee, as custodian with respect to the Securities (so long as the Securities constitute Global Securities), or any successor entity.

“Daily Conversion Value” means, for any of the 50 consecutive VWAP Trading Days during any Cash Settlement Averaging Period, one-fiftieth (1/50th) of the product of (i) the Conversion Rate in effect on such VWAP Trading Day and (ii) the Daily VWAP on such VWAP Trading Day.

“Daily Settlement Amount” means, for any of the 50 consecutive VWAP Trading Days during a Cash Settlement Averaging Period, an amount consisting of:

(a)        cash equal to the lesser of (i) the Daily Specified Dollar Amount and (ii) the Daily Conversion Value for such Trading Day; and

(b)        if the Daily Conversion Value exceeds the Daily Specified Dollar Amount, a number of shares of Common Stock equal to (i) the difference between the Daily Conversion Value and the Daily Specified Dollar Amount, divided by (ii) the Daily VWAP for such Trading Day.

“Daily Specified Dollar Amount” means the quotient of the Specified Dollar Amount divided by 50.

“Daily VWAP” means, for any VWAP Trading Day, the per-share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “AFSI.Q <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such VWAP Trading Day (or if such volume-weighted average price is unavailable, the market value of one share of the Common Stock on such VWAP Trading Day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by the Company).  The “daily VWAP” will be determined without regard to after-hours trading or any other trading outside of the regular trading session’s trading hours.

“Default” means, notwithstanding anything to the contrary in Section 1.01 of the Base Indenture, any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Distributed Property” has the meaning specified in Section 4.04(c) hereof.

“Dividend Threshold” has the meaning specified in Section 4.04(d) hereof.

“EDGAR” has the meaning specified in Section 4.10(a)(2) hereof.

“Effective Date” has the meaning specified in Section 4.06(c) hereof.

“Event of Default” has the meaning, notwithstanding anything to the contrary in Section 1.01 of the Base Indenture, specified in Section 6.02 hereof.

“Ex-Dividend Date” means, except to the extent otherwise provided under Section 4.04(c) hereof, the first date on which shares of the Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question.

“Family Member” means, with respect to any individual, any other individual having a relationship by blood (to the second degree of consanguinity), marriage, or adoption to such individual.

“Family Trust” means, with respect to any individual, any trust or other estate planning vehicle established for the benefit of such individual or Family Members of such individual and in respect of which such individual or a Family Member of such individual serves as trustee or in a similar capacity and has sole control.

“Form of Assignment and Transfer” means the “Form of Assignment and Transfer” attached as Attachment 3 to the Form of Security attached hereto as Exhibit A.

“Form of Fundamental Change Purchase Notice” means the “Form of Fundamental Change Purchase Notice” attached as Attachment 2 to the Form of Security attached hereto as Exhibit A.

“Form of Notice of Conversion” means the “Form of Notice of Conversion” attached as Attachment 1 to the Form of Security attached hereto as Exhibit A.

“Fundamental Change” shall be deemed to have occurred at the time after the Securities are originally issued if any of the following occurs:

(1)         any “person” or “group” (within the meaning of Section 13(d) of the Exchange Act) other than the Company or its Subsidiaries files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect ultimate “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of the Company’s common equity representing (i) more than 70% of the voting power of the Company’s Common Equity, in the case of any person or group that includes the Permitted Holders or (ii) more than 50% of the voting power of the Company’s Common Equity, in the case of any other person or group;

(2)         the consummation of (x) any consolidation, merger, amalgamation, scheme of arrangement or other binding share exchange or reclassification or similar transaction between the Company and another person (other than any of the Company’s Subsidiaries), in each case, pursuant to which the Common Stock shall be converted into cash, securities or other property, other than a transaction (i) that results in the holders of all classes of the Company’s Common Equity immediately prior to such transaction owning, directly or indirectly, as a result of such transaction, more than 50% of the surviving corporation or transferee or the parent thereof immediately after such event, or (ii) effected solely to change the Company’s jurisdiction of incorporation or to form a holding company for the Company and that results in a share exchange or reclassification or similar exchange of the outstanding Common Stock solely into common shares of the surviving entity or (y) any sale or other disposition in one transaction or a series of transactions of all or substantially all of the assets of the Company and its Subsidiaries, on a consolidated basis, to another person (other than any of the Company’s Subsidiaries); provided, however, that the exceptions set forth in clauses (i) and (ii) above shall not apply to any transaction that is a Non-U.S. Merger Event;

(3)         the Company’s stockholders approve any plan or proposal for the liquidation or dissolution of the Company (other than a transaction described in clause (2) above); or

(4)         the Common Stock ceases to be listed or quoted on The NASDAQ Global Select Market or The New York Stock Exchange (or any of their respective successors);

provided, however, that in the case of a transaction or event described in clause (1) or (2) above, other than a Non-U.S. Merger Event, if at least 90% of the consideration received or to be received by holders of the Common Stock (excluding cash payments for fractional shares) in the transaction or transactions that would otherwise constitute a “Fundamental Change” consists of shares of common stock or common equity interests (or American Depositary Receipt in respect of common equity interests) that are traded on The NASDAQ Global Select Market or The New York Stock Exchange (or any of their respective successors) or that will be so traded when issued or exchanged in connection with the transaction that would otherwise constitute a “Fundamental Change” under clause (1) or (2) above (“Publicly Traded Securities”), and as a result of such transaction or transactions, the Securities become convertible into or based on such Publicly Traded Securities, excluding cash payments for fractional shares (subject to settlement in accordance with the provisions of Sections 4.03, 4.04 and 4.06 hereof), such event shall not be a “Fundamental Change” and, for the avoidance of doubt, an event that is not considered a “Fundamental Change” pursuant to this proviso shall not be a “Fundamental Change” solely because such event could also be described by clause (1) or (2) above.

“Fundamental Change Company Notice” has the meaning specified in Section 3.02(b) hereof.

“Fundamental Change Expiration Time” has the meaning specified in Section 3.02(a) hereof.

“Fundamental Change Purchase Date” has the meaning specified in Section 3.02(a) hereof.

“Fundamental Change Purchase Notice” has the meaning specified in Section 3.02(a) hereof.

“Fundamental Change Purchase Price” has the meaning specified in Section 3.02(a) hereof.

“Holder” means the Person in whose name a Security is registered in the Register.

“Indenture” means, notwithstanding anything to the contrary in Section 1.01 of the Base Indenture, the Base Indenture, as originally executed and as supplemented from time to time by one or more indentures supplemental thereto, including this Supplemental Indenture, entered into pursuant to the applicable provisions of the Indenture, including, for all purposes of the Base Indenture, this Supplemental Indenture and any such other supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern the Base Indenture, this Supplemental Indenture and any other such supplemental indenture, respectively.

“Interest Payment Date” means, with respect to the payment of interest on the Securities and notwithstanding anything to the contrary in Section 1.01 of the Base Indenture, each June 15 and December 15 of each year, beginning on June 15, 2012.

“Issue Date” means, with respect to the Securities, December 21, 2011.

“Last Reported Sale Price” of the Common Stock for any Trading Day means the closing sale price per share (or, if no closing sale price is reported, the average of the last bid and last ask prices or, if more than one in either case, the average of the average last bid and the average last ask prices) on that Trading Day as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is traded.  If the Common Stock is not listed for trading on a U.S. national or regional securities exchange on the relevant trading day, the “Last Reported Sale Price” will be the last quoted bid price for the Common Stock in the over-the-counter market on the relevant date as reported by Pink OTC Markets Inc. or a similar organization.  If the Common Stock is not so quoted, the “Last Reported Sale Price” will be the average of the mid-point of the last bid and last ask prices for the Common Stock on the relevant trading day from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose.  Any such determination will be conclusive absent manifest error.

“Make-Whole Fundamental Change” means any event that (i) is a Fundamental Change or (ii) would be a Fundamental Change, but for the exclusion in section (i) of clause (2) of the definition thereof.

“Market Disruption Event” means, if the Common Stock is listed for trading on The NASDAQ Global Select Market or listed on another U.S. national or regional securities exchange, the occurrence or existence during the one-half-hour period ending on the scheduled close of trading on any Trading Day of any material suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in the Common Stock or in any options, contracts or futures contracts relating to the Common Stock.

“Maturity Date” means, with respect to any Security and the payment of the principal amount thereof, December 15, 2021.

“Measurement Period” has the meaning specified in Section 4.01(b) hereof.

“Merger Common Stock” has the meaning specified in Section 4.07(a) hereof.

“Merger Event” has the meaning specified in Section 4.07(a) hereof.

“Merger Valuation Percentage” has the meaning specified in Section 4.07.

“Merger Valuation Period” has the meaning specified in Section 4.07.

“Non-U.S. Jurisdiction” means any jurisdiction under which an entity may be organized that is not the United States of America, any state thereof, or the District of Columbia.

“Non-U.S. Merger Event” means any transaction where the surviving entity is not a corporation organized under the laws of the United States of America, any state thereof, or the District of Columbia.

“Notice of Default” has the meaning, notwithstanding anything to the contrary in Section 1.01 of the Base Indenture, specified in Section 6.02(f) hereof.

“Offer Expiration Date” has the meaning specified in Section 4.04(e) hereof.

“Open of Business” means 9:00 a.m., New York City time.

“Outstanding” means, with respect to the Securities, notwithstanding anything to the contrary in Section 1.01 of the Base Indenture, any Securities authenticated by the Trustee except (i) Securities cancelled by it, (ii) Securities delivered to it for cancellation and (iii)(A) Securities replaced pursuant to Section 3.07 of the Base Indenture, on and after the time such Security is replaced (unless the Trustee and the Company receive proof satisfactory to them that such Security is held by a bona fide purchaser), (B) Securities converted pursuant to Article 4 hereof, on and after their Conversion Date, (C) any and all Securities, as of the Maturity Date, if the Paying Agent holds, in accordance with this Indenture, money sufficient to pay all of the Securities then payable, and (D) any and all Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor, except that in determining whether the Trustee shall be protected in relying upon any request, demand, authorization, direction, notice, consent or waiver or other action that is to be made by a requisite principal amount of Outstanding Securities, only such Securities which a Responsible Officer of the Trustee knows to be so owned shall be disregarded.

“Paying Agent” has the meaning set forth in the Base Indenture and shall be the person authorized by the Company to pay the principal amount of, interest on, or Fundamental Change Purchase Price of, any Securities on behalf of the Company.

“Permitted Holders” means, collectively, (a) George Karfunkel and his Permitted Related Persons, (b) Michael Karfunkel and his Permitted Related Persons, and (c) Barry D. Zyskind and his Permitted Related Persons.

“Permitted Related Persons” means, with respect to any individual, (a) the Family Members of such individual, (b) the Family Trusts of such individual and the Controlled Entities (as defined below) of such Family Trusts and (c) the Controlled Charitable Foundations of such individual.

“Physical Securities” means any non-Global Security issued pursuant to Section 2.03 hereof that is in definitive, fully registered form, without interest coupons.

“Physical Settlement” has the meaning specified in Section 4.03(a) hereof.

 “Preliminary Offering Memorandum” means the Preliminary Offering Memorandum, dated December 14, 2011, relating to the Securities.

 “Publicly Traded Securities” has the meaning specified in this Section 1.02.

“Purchase Agreement” means the Purchase Agreement relating to the Securities, dated December 16, 2011, by and among the Company and Goldman, Sachs & Co. and J.P. Morgan Securities LLC, as representatives of the initial purchasers named in Schedule I thereto.

“Reference Property” has the meaning specified in Section 4.07(a) hereof.

“Regular Record Date” means, with respect to any Interest Payment Date, the June 1 (whether or not a Business Day) or the December 1 (whether or not a Business Day), as the case may be, immediately preceding such Interest Payment Date.

“Reporting Event of Default” has the meaning specified in Section 6.04(a) hereof.

“Resale Restriction Termination Date” has the meaning specified in Section 2.03(e)(2) hereof.

 “Restricted Common Stock Legend” means the restricted legend set forth in Exhibit C.

 “Restricted Security Legend” means the restricted legend set forth in Exhibit B.

“Restricted Securities” has the meaning specified in Section 2.03(e) hereof.

“Rule 144” means Rule 144 under the Securities Act, or any similar successor rule or regulation, as amended from time to time.

“Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the principal U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted for trading.  If the Common Stock is not so listed or admitted for trading, “Scheduled Trading Day” means a Business Day.

“Security” or “Securities” has the meaning specified in the fourth paragraph of the Recitals of this Supplemental Indenture, notwithstanding anything to the contrary in Section 1.01 of the Base Indenture.

“Settlement Amount” has the meaning specified in Section 4.03(a)(2) hereof.

“Settlement Election” has the meaning specified in Section 4.03(a)(1) hereof.

“Settlement Election Notice” has the meaning specified in Section 4.03(a)(1) hereof.

“Settlement Method” means, with respect to any conversion of Securities, Physical Settlement, Cash Settlement or Combination Settlement, as elected by the Company.

“Significant Subsidiary” means, notwithstanding anything to the contrary in Section 1.01 of the Base Indenture, with respect to any person, a Subsidiary of such person that would constitute a “significant subsidiary” as such term is defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as in effect on the original date of issuance of the Securities.

“Specified Dollar Amount” means an amount of cash per $1,000 principal amount of converted Securities equal to $1,000; provided that in the event of the delivery of any Settlement Election Notice specifying a different Specified Dollar Amount pursuant to Section 4.03(a)(1) hereof, during the period during which such Settlement Election Notice is effective, the Specified Dollar Amount shall be as specified in such Settlement Election Notice.

“Specified Dollar Amount Election” has the meaning specified in Section 4.03(a)(1) hereof.

“Specified Dollar Amount Election Notice” has the meaning specified in Section 4.03(a)(1) hereof.

“Spin-Off” has the meaning specified in Section 4.04(c) hereof.

“Stock Price” has the meaning specified in Section 4.06(c) hereof.

“Successor Company” has the meaning specified in Section 9.02(a) hereof, notwithstanding anything to the contrary in Section 1.01 of the Base Indenture.

“Supplemental Indenture” has the meaning specified in the first paragraph hereof, as such instrument may be supplemented from time to time by one or more indentures supplemental thereto, entered into pursuant to the applicable provisions of the Base Indenture and the Supplemental Indenture, including, for all purposes of this Supplemental Indenture and any such other supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern the Base Indenture, this Supplemental Indenture and any other such supplemental indenture, respectively.

“Supplementary Interest” has the meaning specified in Section 6.04(a) hereof.

“Tax Additional Amounts” has the meaning specified in Section 10.01 hereof.

“Taxing Jurisdiction” has the meaning specified in Section 10.01 hereof.

“Term Sheet” means the Final Term Sheet, dated December 16, 2011, relating to the Preliminary Offering Memorandum.

“Trading Day” means a Scheduled Trading Day on which (i) trading in the Common Stock generally occurs on The NASDAQ Global Select Market or, if the Common Stock is not then listed on The NASDAQ Global Select Market, on the principal other U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then traded, and (ii) there is no Market Disruption Event.  If the Common Stock is not so listed or traded, “Trading Day” means a “Business Day.”

“Trading Price” of the Securities on any date of determination means the average of the secondary market bid quotations obtained by the Bid Solicitation Agent for $5.0 million principal amount of the Securities at approximately 3:30 p.m., New York City time, on such Trading Day from three independent nationally recognized securities dealers selected by the Company; provided that, if three such bids cannot reasonably be obtained by the Bid Solicitation Agent but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the Bid Solicitation Agent, that one bid shall be used.  If the Bid Solicitation Agent cannot reasonably obtain at least one bid for $5.0 million principal amount of the Securities from a nationally recognized securities dealer, then the Trading Price per $1,000 principal amount of Securities will be deemed to be less than 98% of the product of (i) the Conversion Rate in effect on such Trading Day and (ii) the Last Reported Sale Price of the Common Stock on such Trading Day.  Any such determination will be conclusive absent manifest error.  If (i) the Company does not so instruct the Bid Solicitation Agent to obtain bids when required, or the Bid Solicitation Agent fails to solicit bids when required, (ii) the Company is acting as Bid Solicitation Agent and fails to obtain bids when so required or (iii) the Trading Price is otherwise not determined as required, the Trading Price per $1,000 principal amount of the Securities will be deemed to be less than 98% of the product of (i) the Conversion Rate and (ii) the Trading Price for each Trading Day on which the Company or the Bid Solicitation Agent fails to do so, as the case may be.

“Trigger Event” has the meaning specified in Section 4.04(c) hereof.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Supplemental Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of the Base Indenture and this Supplemental Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder.

“Unit of Reference Property” has the meaning specified in Section 4.07(a) hereof.

“U.S.” means the United States of America.

“Valuation Period” has the meaning specified in Section 4.04(c) hereof.

“VWAP Market Disruption Event” means (i) a failure by the principal U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted to trading to open for trading during its regular trading session or (ii) the occurrence or existence, prior to 1:00 p.m., New York City time, on any Scheduled Trading Day for the Common Stock for more than a one half-hour period in the aggregate during regular trading hours, of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant securities exchange or otherwise) in the Common Stock or in any options, contracts or future contracts relating to the Common Stock.

“VWAP Trading Day” means a Scheduled Trading Day on which (i) there is no VWAP Market Disruption Event and (ii) trading in the Common Stock generally occurs on The NASDAQ Global Select Market or, if the Common Stock is not then listed on The NASDAQ Global Select Market, on the principal other U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then traded.  If the Common Stock is not so listed or traded, “Trading Day” means a “Business Day.”

“Withholding Tax” has the meaning specified in Section 10.01 hereof.

Section 1.03     References to Interest.  Any reference to interest on, or in respect of, any Security in the Indenture shall be deemed to include Supplementary Interest if, in such context, Supplementary Interest is, was or would be payable pursuant to Section 6.04, and Additional Interest if, in such context, Additional Interest is, was or would be payable pursuant to Section 5.05.  Any express mention of the payment of Supplementary Interest or Additional Interest in any provision hereof shall not be construed as excluding Supplementary Interest or Additional Interest, as applicable, in those provisions hereof where such express mention is not made.

ARTICLE 2.
THE SECURITIES

Section 2.01      Title and Terms; Payments.

(a)         Establishment; Designation. Pursuant to Section 3.01 of the Base Indenture, there is hereby established and authorized a new series of Securities under the Indenture, which series of Securities shall be designated the “5.50% Convertible Senior Notes due 2021.”

(b)         Initial Issuance.  Subject to Section 2.01(c) hereof, the aggregate principal amount of Securities that may initially be authenticated and delivered under the Indenture is limited to $175,000,000 (or up to $200,000,000 if the over-allotment option described in the Preliminary Offering Memorandum and Term Sheet is exercised in full).  In addition, the Company may execute, and the Trustee may authenticate and deliver, in each case, in accordance with Section 3.03 of the Base Indenture, an unlimited aggregate principal amount of additional Securities upon the transfer, exchange, purchase or conversion of Securities pursuant to Sections 3.04, 3.05 and 3.06 of the Base Indenture and Sections 3.06 and 4.02 hereof.

(c)         Further Issues.  The Company may, without the consent of the Holders, issue additional Securities under the Indenture with the same terms and the same CUSIP number as the Securities initially issued under the Indenture in an unlimited aggregate principal amount; provided, that the Company may issue such additional Securities only if they are part of the same issue as the Securities initially issued hereunder for U.S. federal income tax purposes.  Any such additional Securities will, for all purposes of the Indenture, including waivers, amendments and offers to purchase, be treated as part of the same series as the Securities initially issued under the Indenture.

(d)         Purchases.  The Company and its Subsidiaries may from time to time purchase Securities in open market purchases in negotiated transactions or otherwise without giving prior notice to or obtaining any consent of the Holders.  Any Securities purchased by the Company or any of its Subsidiaries pursuant to the foregoing sentence or otherwise will be retired and will no longer be Outstanding under the Indenture.

(e)         Denominations.  Pursuant to Sections 3.01 and 3.02 of the Base Indenture, the Securities will be issued only in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof.

Section 2.02      Forms.

(a)         In General. Pursuant to Section 2.01 of the Base Indenture, the Securities will be substantially in the forms set forth in Exhibit A hereto, and may include such insertions, omissions, substitutions and other variations as are required or permitted by the Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution of the Securities.

Notwithstanding Section 3.05 of the Base Indenture, each Security will bear a Trustee’s certificate of authentication substantially in the form included in Exhibit A hereto.  Each Security will also bear a form of notice of conversion, form of fundamental change purchase notice and form of assignment and transfer substantially in the form set forth in Attachments 1, 2 and 3, respectively, to Exhibit A hereto.

Any Security that is a Global Security will bear a legend substantially in the form of the legend set forth in Section 3.03(g) of the Base Indenture and shall also bear the “Schedule of Increases and Decreases of Global Security” set forth in Annex A to Exhibit A hereto.

The terms and provisions contained in the Securities will constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby.  However, to the extent that any provision of any Security conflicts with the express provisions of the Indenture, the provisions of this Indenture will govern and control.

(b)         Initial and Subsequent Form of Securities.  The Company hereby initially appoints The Depository Trust Company as the Depositary for the Securities, which initially shall be issued in the form of one or more Global Securities without interest coupons (i) registered in the name of Cede & Co., as nominee of the Depositary, and (ii) delivered to the Trustee as custodian for the Depositary.

So long as the Securities are eligible for book-entry settlement with the Depositary, unless otherwise required by law, and except to the extent provided in Section 2.03(b)(A) through (C) hereof, all Securities will be represented by one or more Global Securities.

(c)         Global Securities.  Each Global Security will represent the aggregate principal amount of the then Outstanding Securities endorsed thereon and provide that it represents such aggregate principal amount of the then Outstanding Securities, which aggregate principal amount may, from time to time, be reduced or increased to reflect transfers, exchanges, conversions or purchases by the Company.

Only the Trustee, or the custodian holding such Global Security for the Depositary, at the direction of the Trustee, may endorse a Global Security to reflect the amount of any increase or decrease in the aggregate principal amount of the then Outstanding Securities represented thereby, and whenever the Holder of a Global Security delivers instructions to the Trustee to increase or decrease the aggregate principal amount of the then Outstanding Securities represented by a Global Security in accordance with the Indenture and the Applicable Procedures, the Trustee, or the custodian holding such Global Security for the Depositary, at the direction of the Trustee, will endorse such Global Security to reflect such increase or decrease in the aggregate principal amount of the then Outstanding Securities represented thereby.  None of the Trustee, the Company or any agent of the Trustee or the Company will have any responsibility or bear any liability for any aspect of the records relating to or payments made on account of the ownership of any beneficial interest in a Global Security or with respect to maintaining, supervising or reviewing any records relating to such beneficial interest.

Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under the Indenture with respect to any Global Security held on their behalf by the Depositary, or the Trustee as its custodian, or under the Global Security, and Cede & Co., or such other person designated by the Depositary as its nominee, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Security for all purposes whatsoever.  Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of any Holder.

Section 2.03     Transfer and Exchange; Restrictions on Transfer.

(a)         In General.  Notwithstanding anything to the contrary in Article III of the Base Indenture, the Company is not required to transfer or exchange any Securities or portions thereof that have been surrendered for purchase in accordance with Article 3 hereof or for conversion in accordance with Article 4 hereof, and a written form of transfer substantially in the form of the Form of Assignment and Transfer set forth in Attachment 3 to Exhibit A hereto will be deemed to be written instrument of transfer satisfactory to the Company and the Registrar.  No transfer of any Security prior to the Resale Restriction Date will be registered by the Registrar unless the appropriate box on the Form of Assignment and Transfer set forth in Attachment 3 to Exhibit A has been checked.

At such time as all interests in a Global Security have been purchased, converted, cancelled or exchanged for Securities in certificated form, such Global Security shall, upon receipt thereof, be canceled by the Trustee in accordance with standing procedures and instructions existing between the Depositary and the custodian for the Global Security.  At any time prior to such cancellation, if any interest in a Global Security is purchased, converted, cancelled or exchanged for Securities in certificated form, the principal amount of such Global Security shall, in accordance with the standing procedures and instructions existing between the Depositary and the custodian for the Global Security, be appropriately reduced, and an endorsement shall be made on such Global Security, by the Trustee or the custodian for the Global Security, at the direction of the Trustee, to reflect such reduction.

(b)         Global Securities.  Notwithstanding anything to the contrary in Section 3.06 of the Base Indenture, every transfer and exchange of a beneficial interest in a Global Security will be effected through the Depositary in accordance with the Applicable Procedures and the provisions of the Indenture, and each Global Security may be transferred only as a whole and only (A) by the Depositary to a nominee of the Depositary, (B) by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or (C) by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

(c)         Holders Deemed Owners.  Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of and any interest (subject to Section 3.08 of the Base Indenture) on such Security at the Maturity Date, in connection with a Fundamental Change, upon any conversion and for all other purposes whatsoever, including delivery of shares of Common Stock on conversion, for distribution of notices to such Holders or solicitations of their consent, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

Notwithstanding anything to the contrary in Section 3.06 of the Base Indenture:

(1)         Each Global Security will be exchanged for Physical Securities if the Depositary delivers notice to the Company that the Depositary is unwilling, unable or no longer permitted under applicable law to continue to act as Depositary, and, in each case, the Company promptly delivers a copy of such notice to the Trustee and the Company fails to appoint a successor Depositary within 90 days after receiving notice from the Depositary.

(2)         If an Event of Default has occurred and is continuing, any owner of a beneficial interest in a Global Security may exchange such beneficial interest for Physical Securities by delivering a written request to the Registrar.

(3)         If the Company notifies the Trustee that it wishes to terminate and exchange all or part of a Global Security for Physical Securities and the beneficial owners of the majority of the principal amount of such Global Security (or portion thereof) to be exchanged consent to such exchange, the Company may exchange all beneficial interests in such Global Security (or portion thereof) for Physical Securities by delivering a written request to the Registrar.

In the case of an exchange for Physical Securities under clause (1) above:

(A)       each Global Security will be deemed surrendered to the Trustee for cancellation;

(B)        the Trustee will cause each Global Security to be cancelled in accordance with the Applicable Procedures; and

(C)        the Company, in accordance with Section 3.03 of the Base Indenture, will promptly execute, and, upon receipt of a Company Order, the Trustee, in accordance with Section 3.03 of the Base Indenture, will promptly authenticate and deliver, for each beneficial interest in each Global Security so exchanged, an aggregate principal amount of Physical Securities equal to the aggregate principal amount of such beneficial interest, registered in such names and in such authorized denominations as the Depositary specifies, and bearing any legends that such Physical Securities are required to bear under this Indenture.

In the case of an exchange for Physical Securities under clause (2) above:

(A)       the Registrar will deliver notice of such request to the Company and the Trustee, which notice will identify the owner of the beneficial interest to be exchanged, the aggregate principal amount of such beneficial interest and the CUSIP of the relevant Global Security, in each case if and as such information is provided to the Registrar by the Depositary;

(B)        the Company, in accordance with Section 3.03 of the Base Indenture, will promptly execute, and, upon receipt of a Company Order, the Trustee, in accordance with Section 3.03 of the Base Indenture, will promptly authenticate and deliver to such owner, for the beneficial interest so exchanged by such owner, Physical Securities registered in such owner’s name having an aggregate principal amount equal to the aggregate principal amount of such beneficial interest and bearing any legends that such Physical Securities are required to bear under this Indenture; and

(C)        the Registrar, in accordance with the Applicable Procedures, will cause the principal amount of such Global Security to be decreased by the aggregate principal amount of the beneficial interest so exchanged.  If all of the beneficial interests in a Global Security are so exchanged, such Global Security will be deemed surrendered to the Trustee for cancellation, and the Trustee will cause such Global Security to be cancelled in accordance with the Applicable Procedures.

In the case of an exchange for Physical Securities under clause (3) above:

(A)        the Company will deliver notice of such request to the Registrar and the Trustee, which notice will identify each owner of a beneficial interest to be exchanged, the aggregate principal amount of each such beneficial interest and the CUSIP of the relevant Global Security;

(B)         the Company, in accordance with Section 3.03 of the Base Indenture, will promptly execute, and, upon receipt of a Company Order, the Trustee, in accordance with Section 3.03 of the Base Indenture, will promptly authenticate and deliver to each such beneficial owner, Physical Securities registered in such beneficial owner’s name having an aggregate principal amount equal to the aggregate principal amount of its exchanged beneficial interest and bearing any legends that such Physical Securities are required to bear under this Indenture and any applicable law; and

(C)         the Registrar, in accordance with the Applicable Procedures, will cause the principal amount of each relevant Global Security to be decreased by the aggregate principal amount of the beneficial interests so exchanged.  If all of the beneficial interests in a Global Security are so exchanged, such Global Security will be deemed surrendered to the Trustee for cancellation, and the Trustee will cause such Global Security to be cancelled in accordance with the Applicable Procedures.

In each of the cases described in clauses (1), (2) and (3) above, the Company may rely on the Depositary to provide all names of beneficial owners and their respective principal amounts beneficially owned and may issue Physical Securities registered in the names and amounts so provided by the Depositary.

(d)          Physical Securities.  Except to the extent otherwise provided in Section 2.03(a) hereof, Physical Securities may be transferred or exchanged in accordance with Section 3.06 of the Base Indenture.

(e)          Restrictions on Transfer.

(1)         Every Security (and all securities issued in exchange therefor or in substitution thereof) that bears, or is required under this Section 2.03 to bear, the Restricted Security Legend (together with any Common Stock issued upon conversion of the Securities that bears, or is required under this Section 2.03 to bear, the Restricted Common Stock Legend, collectively, the “Restricted Securities”) shall be subject to the restrictions on transfer set forth in this Section 2.03 (including those set forth in the Restricted Security Legend and the Restricted Common Stock Legend, as applicable), unless such restrictions on transfer shall be eliminated or otherwise waived by written consent of the Company following receipt of legal advice satisfactory to the Company in its sole discretion, supporting the permissibility of the waiver of such transfer restrictions, and the Holder of each such Security or shareholder of such Common Stock, as applicable, by such Holder’s or shareholder’s acceptance thereof, agrees to be bound by all such restrictions on transfer. As used in this Section 2.03, the term “transfer” means any sale, pledge, loan, transfer or other disposition whatsoever of any Restricted Security or any interest therein.

(2)         Until the date that is one year after the last date of the original issuance of the Securities or such later date, if any, as may be required by applicable laws (such applicable date, the “Resale Restriction Termination Date”): (i) each certificate evidencing a Security shall bear the Restricted Security Legend and (ii) each certificate evidencing shares of Common Stock issued upon conversion of the Securities shall bear the Restricted Common Stock Legend; unless such Restricted Security has been sold pursuant to a registration statement that has been declared effective under the Securities Act (and which continues to be effective at the time of such transfer) or sold pursuant to Rule 144 or any similar provision then in force under the Securities Act, or unless otherwise agreed by the Company in writing as set forth above, with written notice thereof to the Trustee.

(3)         Any Securities (or security issued in exchange or substitution therefore, including any Common Stock into which a Security has been converted in accordance with this Indenture) as to which the conditions for the removal of the Restricted Security Legend, or Restricted Common Stock Legend, as applicable, set forth thereon have been satisfied may, upon surrender of such Securities or Common Stock to the Registrar or registrar for the Common Stock (the “Common Stock Registrar”), as applicable, be exchanged for a new Security or Securities, of like tenor and aggregate principal amount, or certificate for shares of Common Stock, as applicable, which shall not bear the Restricted Security Legend or Restricted Common Stock Legend, as applicable. The Company shall cause the removal of the legends required by Section 2.03(e)(2) from any Restricted Security promptly following the Resale Restriction Termination Date by: (i) instructing the Trustee or the Common Stock Registrar, as applicable, in writing to remove such legends from such Restricted Security; (ii) providing to the Trustee and the Depositary or Common Stock Registrar, as applicable, written notice to change the CUSIP number for the Restricted Securities to the applicable unrestricted CUSIP number; and (iii) complying with any Applicable Procedures or similar procedures of the Common Stock Registrar for delegending or otherwise exchanging such Restricted Security for a Security or share of Common Stock, as applicable, not bearing the applicable Restricted Security Legend or Restricted Common Stock Legend (including DTC’s mandatory exchange process, if applicable); whereupon any legends otherwise required by Section 2.03(e)(2) shall be deemed removed from such Restricted Securities without any further action on the part of the Holders or shareholders.

(4)         Subject to Section 2.01(d), any Security or Common Stock issued upon conversion of the Securities that, prior to expiration of the holding period applicable to sales thereof under Rule 144 under the Securities Act (or any successor provision), is purchased or owned by the Company or any affiliate (as defined under Rule 144) thereof may not be resold by the Company or such affiliate unless registered under the Securities Act in a transaction that results in such Securities or Common Stock, as the case may be, no longer being “restricted securities” (as defined under Rule 144).

(5)         Notwithstanding any provision of Section 2.03 to the contrary, in the event Rule 144 as promulgated under the Securities Act (or any successor rule) is amended to change the one-year period under Rule 144 (or the corresponding period under any successor rule), from and after receipt by the Trustee of the Officers’ Certificate and Opinion of Counsel provided for in this Section 2.03(e)(5), (i) each reference in Section 2.03(e) to “one year” and in the restrictive Restricted Security Legend or Restricted Stock Legend, as applicable,  shall be deemed for all purposes hereof to be references to such changed period, provided that such changes shall not become effective if they are otherwise prohibited by, or would otherwise cause a violation of, the then-applicable federal securities laws.  The provisions of this Section 2.03(e)(5) will not be effective until such time as an Opinion of Counsel and Officers’ Certificate, in each case, specifying the occurrence of the amendment or change to Rule 144 (or any successor rule) and the satisfaction of the conditions to modification of the related holding period for the Securities in accordance with the provisions of this Section 2.03(e)(5), have been received by the Trustee hereunder.  This Section 2.03(e)(5) shall apply to successive amendments to Rule 144 (or any successor rule) changing the holding period thereunder.

(6)         The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 2.04      Payments on the Securities.

(a)         In General.  Each Security will accrue interest at a rate equal to 5.50% per annum from the most recent date to which interest has been paid or duly provided for, or, if no interest has been paid or duly provided for, the Issue Date.  Interest on a Security will cease to accrue upon the earliest of the Maturity Date, subject to the provisions of Article 3 hereof, any Fundamental Change Purchase Date for such Security, and subject to the provisions of Article 4 hereof, any Conversion Date for such Security.  Interest on any Security will be payable semi-annually in arrears on each Interest Payment Date, beginning June 15, 2012, to the Holder of such Security as of the Close of Business on the Regular Record Date immediately preceding the applicable Interest Payment Date.  As provided in Section 3.10 of the Base Indenture, interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.  The Company shall be obligated to pay Holders Supplementary Interest under the circumstances set forth in Section 6.04 hereof.  The Company shall be obligated to pay Holders Additional Interest under the circumstances set forth in Section 5.05 hereof.

The Securities will mature on the Maturity Date, and on the Maturity Date, each Holder of a then Outstanding Security will be entitled on such date to receive $1,000 in cash for each $1,000 in principal amount of then Outstanding Securities held, together with accrued and unpaid interest to, but not including, the Maturity Date on such then Outstanding Securities.

Notwithstanding anything to the contrary, if the Maturity Date or any Interest Payment Date or Fundamental Change Purchase Date or any Conversion Date falls, or if any payment, delivery, notice or other action by the Company is otherwise due, on a day that is not a Business Day, then any action to be taken on such date need not be taken on such date, but may be taken on the immediately following Business Day with the same force and effect as if taken on such date, and no additional interest will accrue and no default shall occur on account of such delay.

(b)         Method of Payment.  The Company will pay the principal of, the Fundamental Change Purchase Price for, and any cash portion of the Settlement Amount with respect to, any Physical Security to the Holder of such Security in cash at the designated office of the Paying Agent in the Borough of Manhattan in The City of New York, New York, prior to 10:00 a.m. on the relevant payment or settlement date, as the case may be.  The Company will pay any interest on any Physical Security to the Holder of such Security (i) if such Holder holds $2,000,000 or less aggregate principal amount of Securities, by check mailed to such Holder’s registered address, and (ii) if such Holder holds more than $2,000,000 aggregate principal amount of Securities, (A) by check mailed to such Holder’s registered address or, (B) if such Holder delivers to the Registrar a written request that the Company make such payments by wire transfer to an account of such Holder within the United States, for each interest payment corresponding to each Regular Record Date occurring during the period beginning on the date on which such Holder delivered such request and ending on the date, if any, on which such Holder delivers to the Registrar a written instruction to the contrary, by wire transfer of immediately available funds to the account specified by such Holder.

The Company will pay the principal of, interest on, the Fundamental Change Purchase Price for, and any cash portion of the Settlement Amount with respect to, any Global Security to the Depositary by wire transfer of immediately available funds on the relevant payment date in accordance with Applicable Procedures.

(c)         Defaulted Payments.  The Company shall pay any interest on the Securities that is payable, but is not punctually paid or duly provided for, on the applicable Interest Payment Date, in accordance with Section 3.08 of the Base Indenture.

ARTICLE 3.
REDEMPTIONS AND PURCHASES

Section 3.01      Amendments to the Base Indenture.

(a)         No Redemption.  Article IV of the Base Indenture shall not apply with respect to the Securities.

(b)         No Sinking Fund.  Article V of the Base Indenture shall not apply with respect to the Securities.

Section 3.02      Purchase at Option of Holders upon a Fundamental Change.  (a)  If a Fundamental Change occurs, then each Holder shall have the right, at such Holder’s option, to require the Company to purchase for cash all of such Holder’s Securities, or any portion thereof such that the remaining principal amount of each Security that is not purchased in full equals $1,000 or an integral multiple of $1,000 in excess thereof, on a date (the “Fundamental Change Purchase Date”) specified by the Company that is not less than 20 calendar days or more than 35 calendar days following the date on which the Company delivers the Fundamental Change Company Notice, at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to, but excluding, the Fundamental Change Purchase Date (the “Fundamental Change Purchase Price”); provided, however, that if the Company purchases a Security on a Fundamental Change Purchase Date that is after a Regular Record Date and on or prior to the Interest Payment Date corresponding to such Regular Record Date, the Company shall instead pay such accrued and unpaid interest on such Security on the Interest Payment Date to the Holder of record of such Security as of such Regular Record Date.

Purchases of Securities under this Section 3.02 shall be made, at the option of the Holder thereof, upon:

(1)        if the Securities to be purchased are Physical Securities, delivery to the Paying Agent by the Holder of a duly completed notice (the “Fundamental Change Purchase Notice”) in the form set forth in Attachment 2 to the Form of Security attached hereto as Exhibit A and of the Securities, duly endorsed for transfer, on or before the Close of Business on the second Business Day immediately preceding the Fundamental Change Purchase Date, subject to extensions to comply with applicable law (the “Fundamental Change Expiration Time”); and

(2)        if the Securities to be purchased are Global Securities, delivery of the Securities, by book-entry transfer, in compliance with the Applicable Procedures of the Depositary and the satisfaction of any other requirements of the Depositary in connection with tendering beneficial interests in a Global Security for purchase, by the Fundamental Change Expiration Time.

The Fundamental Change Purchase Notice in respect of any Securities to be purchased shall state:

(1)        the certificate numbers of such Securities;

(2)        the portion of the principal amount of such Securities, which must be such that the principal amount that is not to be purchased of each Security that is not to be purchased in full equals $1,000 or an integral multiple of $1,000 in excess thereof; and

(3)        that such Securities are to be purchased by the Company pursuant to the applicable provisions of the Securities and this Indenture.

Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Fundamental Change Purchase Notice contemplated by this Section 3.02 shall have the right to withdraw, in whole or in part, such Fundamental Change Purchase Notice at any time prior to the Close of Business on the Business Day immediately preceding the Fundamental Change Purchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 3.04.

The Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Purchase Notice or written notice of withdrawal thereof.

(b)         On or before the 20th calendar day after the occurrence of a Fundamental Change, the Company shall provide to all Holders of the Securities, the Trustee and the Paying Agent (in the case of any Paying Agent other than the Trustee) a notice (the “Fundamental Change Company Notice”) of the occurrence of such Fundamental Change and of the purchase right at the option of the Holders arising as a result thereof.  Such notice shall be sent by first class mail or, in the case of any Global Securities, in accordance with the procedures of the Depositary for providing notices.  Simultaneously with providing such Fundamental Change Company Notice, the Company shall publish a notice containing such information in a newspaper of general circulation in The City of New York or publish such information on the Company’s website or through such other public medium as the Company may use at such time.

Each Fundamental Change Company Notice shall specify:

(1)        the events causing the Fundamental Change;

(2)        the date of the Fundamental Change;

(3)        the last date on which a Holder of Securities may exercise the purchase right pursuant to this Article 3;

(4)        the Fundamental Change Purchase Price;

(5)        the Fundamental Change Purchase Date;

(6)        the name and address of the Paying Agent and the Conversion Agent, if applicable;

(7)        the applicable Conversion Rate and any adjustments to the applicable Conversion Rate;

(8)        that the Securities with respect to which a Fundamental Change Purchase Notice has been delivered by a Holder may be converted only if the Holder withdraws the Fundamental Change Purchase Notice in accordance with this Indenture;

(9)        that the Holder must exercise the purchase right prior to the Fundamental Change Expiration Time;

(10)      that the Holder shall have the right to withdraw any Securities surrendered for purchase prior to the Fundamental Change Expiration Time; and

(11)      the procedures that Holders must follow to require the Company to purchase their Securities.

No failure of the Company to give the foregoing notices and no defect therein shall limit the purchase rights of the Holders of Securities or affect the validity of the proceedings for the purchase of the Securities pursuant to this Section 3.02.

(c)          Notwithstanding the foregoing, there shall be no purchase of any Securities pursuant to this Section 3.02 if the principal amount of the Securities has been accelerated, and such acceleration has not been rescinded, on or prior to the Fundamental Change Purchase Date (except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Purchase Price with respect to such Securities).  The Paying Agent will promptly return to the respective Holders thereof any Physical Securities held by it during the acceleration of the Securities (except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Purchase Price with respect to such Securities) and shall deem to be cancelled any instructions for book-entry transfer of the Securities in compliance with the procedures of the Depositary, in which case, upon such return or cancellation, as the case may be, the Fundamental Change Purchase Notice with respect thereto shall be deemed to have been withdrawn.

Section 3.03      Effect of Fundamental Change Purchase Notice.  Upon receipt by the Paying Agent of a Fundamental Change Purchase Notice specified in Section 3.02, the Holder of the Security in respect of which such Fundamental Change Purchase Notice was given shall (unless such Fundamental Change Purchase Notice is withdrawn in accordance with Section 3.04) thereafter be entitled to receive solely the Fundamental Change Purchase Price in cash with respect to such Security (and any previously accrued and unpaid interest on such Security).  Such Fundamental Change Purchase Price shall be paid to such Holder, subject to receipt of funds by the Paying Agent, on the later of (x) the applicable Fundamental Change Purchase Date (provided the conditions in Section 3.02 have been satisfied, and subject to extensions to comply with applicable law) and (y) the time of delivery or book-entry transfer of such Security to the Paying Agent by the Holder thereof in the manner required by Section 3.02.

Section 3.04      Withdrawal of Fundamental Change Purchase Notice.  A Fundamental Change Purchase Notice may be withdrawn (in whole or in part) by means of a written notice of withdrawal delivered to the Paying Agent in accordance with the Fundamental Change Company Notice at any time prior to the Close of Business on the Business Day immediately preceding the Fundamental Change Purchase Date, specifying:

(1)        the principal amount of the Securities with respect to which such notice of withdrawal is being submitted;

(2)        if Physical Securities have been issued, the certificate numbers of the withdrawn Securities; and

(3)        the principal amount, if any, of each Security that remains subject to the Fundamental Change Purchase Notice, which must be such that the principal amount not to be purchased equals $1,000 or an integral multiple of $1,000 in excess thereof;

provided, however, that if the Securities are Global Securities, the notice must comply with Applicable Procedures of the Depositary.

The Paying Agent will promptly return to the respective Holders thereof any Physical Securities with respect to which a Fundamental Change Purchase Notice has been withdrawn in compliance with the provisions of this Section 3.04.

Section 3.05      Deposit of Fundamental Change Purchase Price.  Prior to 10:00 a.m., New York City time, on the Fundamental Change Purchase Date, the Company shall deposit with the Paying Agent (or, if the Company or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided herein) an amount of money (in immediately available funds if deposited on such Business Day) sufficient to pay the Fundamental Change Purchase Price of all the Securities or portions thereof that are to be purchased as of the Fundamental Change Purchase Date.  If the Paying Agent holds cash sufficient to pay the Fundamental Change Purchase Price of the Securities for which a Fundamental Change Purchase Notice has been tendered and not withdrawn in accordance with this Indenture on the Fundamental Change Purchase Date, then as of such Fundamental Change Purchase Date, (a) such Securities will cease to be Outstanding and interest will cease to accrue thereon (whether or not book-entry transfer of such Securities is made or such Securities have been delivered to the Paying Agent) and (b) all other rights of the Holders in respect thereof will terminate (other than the right to receive the Fundamental Change Purchase Price upon delivery or book-entry transfer of such Securities).

Section 3.06      Securities Purchased in Whole or in Part.  Any Security that is to be purchased, whether in whole or in part, shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires in the case of Physical Securities, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Security so surrendered that is not purchased.

Section 3.07      Covenant to Comply with Applicable Laws upon Purchase of Securities.  In connection with any offer to purchase Securities under Section 3.02, the Company shall, in each case if required by law, (i) comply with Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act that may then be applicable, (ii) file a Schedule TO or any other required schedule under the Exchange Act and (iii) otherwise comply with all federal and state securities laws applicable to the Company in connection with such purchase offer, in each case, so as to permit the rights and obligations under Section 3.02 to be exercised in the time and in the manner specified in Section 3.02.

Section 3.08      Repayment to the Company.  To the extent that the aggregate amount of cash deposited by the Company pursuant to Section 3.05 exceeds the aggregate Fundamental Change Purchase Price of the Securities or portions thereof that the Company is obligated to purchase as of the Fundamental Change Purchase Date, then, following the Fundamental Change Purchase Date, the Paying Agent shall promptly return any such excess to the Company.

ARTICLE 4.
CONVERSION

Section 4.01      Right To Convert.  (a)  Subject to and upon compliance with the provisions of the Indenture, each Holder shall have the right, at such Holder’s option, to convert its Securities, or any portion of its Securities such that the principal amount that remains Outstanding of each Security that is not converted in full equals $1,000 or an integral multiple of $1,000 in excess thereof, into the Settlement Amount determined in accordance with Section 4.03(a) hereof (the “Conversion Obligation”), (x) prior to the Close of Business on the Business Day immediately preceding September 15, 2021, only upon satisfaction of one or more of the conditions described in Section 4.01(b) hereof, and (y) on or after September 15, 2021, at any time prior to the Close of Business on the second Scheduled Trading Day immediately preceding the Maturity Date.

(b)         (1)            A Holder may surrender Securities for conversion during any fiscal quarter commencing after December 31, 2011 (and only during such fiscal quarter) if the Last Reported Sale Price of the Common Stock for at least 20 Trading Days (whether or not consecutive) during the period of 30 consecutive Trading Days ending on the last Trading Day of the immediately preceding fiscal quarter is greater than or equal to 130% of the Conversion Price in effect on each Trading Day.

(2)        A Holder may surrender Securities for conversion during the five Business Day period after any five consecutive Trading Day period (the “Measurement Period”) in which the Trading Price per $1,000 principal amount of Securities, as determined following a request by a Holder in accordance with the procedures set forth in this Section 4.01(b)(2), for each Trading Day of such Measurement Period was less than 98% of the product of (i) the Conversion Rate in effect on such Trading Day and (ii) the Last Reported Sale Price of the Common Stock on such Trading Day.  The Trading Price shall be determined by the Company pursuant to this Section 4.01(b)(2) and the definition of “Trading Price” set forth in Section 1.02 hereof.  The Company shall provide written notice to the Bid Solicitation Agent (if other than the Company) of the three independent nationally recognized securities dealers selected by the Company in accordance with the definition of Trading Price, along with the appropriate contact information for each.  The Bid Solicitation Agent (if other than the Company) shall have no obligation to solicit secondary market bid quotations for the Securities unless the Company has requested it to do so; and the Company shall have no obligation to make such request (or, if the Company is acting as Bid Solicitation Agent, to determine the Trading Price of the Securities) unless a Holder of a Security provides it with reasonable evidence that the Trading Price per $1,000 principal amount of Securities would be less than 98% of the product of (i) the Conversion Rate in effect on the next Trading Day and (ii) the Last Reported Sale Price of the Common Stock on such Trading Day.  At such time, the Company shall, or shall instruct the Bid Solicitation Agent to (if other than the Company) determine the Trading Price per $1,000 principal amount of the Securities beginning on the next Trading Day and on each successive Trading Day until the Trading Price per $1,000 principal amount of Securities for a Trading Day is greater than or equal to 98% of the product of (i) the Conversion Rate in effect on such Trading Day and (ii) the Last Reported Sale Price of the Common Stock on such Trading Day.  Whenever the condition to conversion set forth in this Section 4.01(b)(2) has been met, but was not met on the immediately preceding Trading Day, the Company will so notify the Holders, the Trustee and the Conversion Agent (if other than the Trustee).  If, at any time after the condition to conversion set forth in this Section 4.01(b)(2) has been met, the condition to conversion set forth in this Section 4.01(b)(2) ceases to be met, the Company will so notify the Holders, the Trustee and the Conversion Agent (if other than the Trustee) on the first Trading Day on which such condition ceases to be met.

(3)        If the Company elects to (x) issue to all or substantially all holders of the Common Stock rights, options or warrants entitling them for a period of not more than 45 calendar days after the date of such issuance to subscribe for or purchase shares of the Common Stock, at a price per share less than the average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the date of announcement of such issuance; or (y) distribute to all or substantially all holders of the Common Stock the Company’s assets, debt securities or rights to purchase the Company’s securities, which distribution has a per-share value, as reasonably determined by the Board of Directors, exceeding 10% of the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding the date of announcement for such distribution, then, the Company must deliver notice of such issuance or distribution, and of the Ex-Dividend Date for such issuance or distribution, to the Holders at least 55 Scheduled Trading Days prior to the Ex-Dividend Date for such issuance or distribution.  Holders may surrender their Securities for conversion at any time during the period beginning on the 55th Scheduled Trading Day immediately prior to the Ex-Dividend Date for such issuance or distribution and ending on the earlier of (a) the Close of Business on the Business Day immediately preceding the Ex-Dividend Date for such issuance or distribution or (b) its announcement that such issuance or distribution will not take place, even if the Securities are not otherwise convertible at such time; provided, however, that Holders may not convert their Securities pursuant to this Section 4.01(b)(3) if the Company provides that Holders shall participate, at the same time and upon the same terms as holders of the Common Stock, and as a result of holding the Securities, in the relevant issuance or distribution without having to convert their Securities as if they held a number of shares of the Common Stock equal to the Conversion Rate in effect on the Ex-Dividend Date for such issuance or distribution multiplied by the principal amount (expressed in thousands) of Securities held by such Holder on the Ex-Dividend Date for such issuance or distribution.

(4)        If (i) a Make-Whole Fundamental Change occurs or (ii) the Company is a party to (a) a consolidation, merger or binding share exchange, pursuant to which the Company’s common stock would be converted into cash, securities or other assets or (b) a sale, conveyance, transfer or lease of all or substantially all of the assets of the Company and its Subsidiaries, on a consolidated basis, to another person (other than any of the Company’s Subsidiaries), the Securities may be surrendered for conversion at any time from or after the date that is 20 Scheduled Trading Days prior to the anticipated effective date of such transaction (or, if later, the Business Day after the Company gives notice of such transaction) until the Close of Business (i) if such transaction or event is a Fundamental Change, on the Business Day immediately preceding the Fundamental Change Purchase Date, and, (ii) otherwise, on the 35th Business Day immediately following the effective date for such transaction or event.  The Company will notify the Holders of any such transaction:

(a)        as promptly as practicable following the date the Company publicly announces such transaction but in no event less than 20 Scheduled Trading Days prior to the anticipated effective date of such transaction; or

(b)        if the Company does not have knowledge of such transaction at least 20 Scheduled Trading Days prior to the anticipated effective date of such transaction, within one Business Day of the date upon which the Company receives notice, or otherwise becomes aware, of such transaction, but in no event later than the actual effective date of such transaction.

Section 4.02      Conversion Procedures.

(a)          Each Security shall be convertible at the office of the Conversion Agent and, if applicable, in accordance with the Applicable Procedures of the Depositary.

(b)          To exercise the conversion privilege with respect to a beneficial interest in a Global Security, the Holder must complete the appropriate instruction form for conversion pursuant to the Depositary’s book-entry conversion program, furnish appropriate endorsements and transfer documents if required by the Company or the Conversion Agent, and pay the funds, if any, required by Section 4.02(f) and any taxes or duties if required pursuant to Section 4.02(g), and the Conversion Agent must be informed of the conversion in accordance with the customary practice of the Depositary.

To exercise the conversion privilege with respect to any Physical Securities, the Holder of such Physical Securities shall:

(1)        complete and manually sign a conversion notice in the form set forth in the Form of Notice of Conversion (the “Conversion Notice”) or a facsimile of the Conversion Notice;

(2)        deliver the Conversion Notice, which is irrevocable, and the Security to the Conversion Agent;

(3)        if required, furnish appropriate endorsements and transfer documents;

(4)        if required, make any payment required under Section 4.02(f); and

(5)        if required, pay all transfer or similar taxes as set forth in Section 4.02(g).

If, upon conversion of a Security, any shares of Common Stock are to be issued to a person other than the Holder of such Security, the related Conversion Notice shall include such other person’s name and address.

If a Security is subject to a Fundamental Change Purchase Notice, such Security may not be converted except to the extent such Security is not subject to a Fundamental Change Purchase Notice, or unless such Fundamental Change Purchase Notice is withdrawn in accordance with Section 3.04 hereof prior to the relevant Fundamental Change Expiration Time.

For any Security, the first Business Day on which the Holder of such Security satisfies all of the applicable requirements set forth above with respect to such Security and on which conversion of such Security is not otherwise prohibited under this Indenture shall be the “Conversion Date” with respect to such Security.

Each conversion shall be deemed to have been effected as to any such Securities (or portion thereof) surrendered for conversion at the Close of Business on the applicable Conversion Date; provided, however, that the person in whose name the certificate for any shares of Common Stock delivered upon conversion is registered shall be treated as a stockholder of record as of the Close of Business on the Conversion Date (in the case of Physical Settlement) or the last VWAP Trading Day of the applicable Cash Settlement Averaging Period (in the case of Combination Settlement).  At the Close of Business on the Conversion Date for a Security, the converting Holder shall no longer be the Holder of such Security.

(c)          Endorsement.  Any Securities surrendered for conversion shall, unless shares of Common Stock issuable on conversion are to be issued in the same name as the registration of such Securities, be duly endorsed by, or be accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the Holder or its duly authorized attorney.

(d)          Physical Securities.  If any Securities in a denomination greater than $1,000 shall be surrendered for partial conversion, the Company shall execute and the Trustee shall authenticate and deliver to the Holder of the Securities so surrendered, without charge, new Securities in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Securities.

(e)          Global Securities.  Upon the conversion of a beneficial interest in Global Securities, the Conversion Agent shall make a notation in its records as to the reduction in the principal amount represented thereby.  The Company shall notify the Trustee in writing of any conversions of Securities effected through any Conversion Agent other than the Trustee.

(f)           Interest Due upon Conversion.  If a Holder converts a Security after the Close of Business on a Regular Record Date but prior to the Open of Business on the Interest Payment Date corresponding to such Regular Record Date, such Holder must accompany such Security with an amount of cash equal to the amount of interest that will payable on such Security on the corresponding Interest Payment Date; provided, however, that a Holder need not make such payment (1) if the Conversion Date follows the Regular Record Date immediately preceding the Maturity Date; (2) if the Company has specified a Fundamental Change Purchase Date that is after a Regular Record Date and on or prior to the Business Day immediately following the corresponding Interest Payment Date and the Holder converts its Security after the Close of Business on such Regular Record Date and on or prior to the Open of Business on such Interest Payment Date; or (3) to the extent of any overdue interest, if any overdue interest exists at the time of conversion with respect to such Security.

(g)         Taxes Due upon Conversion.  If a Holder converts a Security, the Company will pay any documentary, stamp or similar issue or transfer tax due on the issue of any shares of the Common Stock upon the conversion, unless the tax is due because the Holder requests that any shares be issued in a name other than the Holder’s name, in which case the Holder will pay that tax.

Section 4.03      Settlement upon Conversion.

(a)          Settlement.  Subject to this Section 4.03 and Sections 4.06 and 4.07 hereof, upon conversion of any Security, the Company may elect to deliver to Holders in full satisfaction of its Conversion Obligation in respect of each $1,000 principal amount of Securities being converted: cash (“Cash Settlement”), shares of Common Stock (“Physical Settlement”) or a combination of cash and shares of Common Stock, together with cash, if applicable, in lieu of any fractional share of Common Stock in accordance with Section 4.03(d) (“Combination Settlement”).

(1)        Settlement Election.  The Company shall from time to time make an election with respect to the Settlement Method (a “Settlement Election”) and the Specified Dollar Amount, if applicable (a “Specified Dollar Amount Election”), it chooses to satisfy its Conversion Obligation under Section 4.01 hereof.  Each Settlement Election and Specified Dollar Amount Election shall be effective until the Company provides a notice of a different Settlement Election (each such notice, a “Settlement Election Notice”) or a different Specified Dollar Amount Election, if applicable (each such notice, a “Specified Dollar Amount Election Notice”), and such different Settlement Election or Specified Dollar Amount Election, if applicable, becomes effective.  The Company may not make a different Settlement Election or Specified Dollar Amount Election after September 24, 2021.  As of the date of this Supplemental Indenture, the Company has made a Settlement Election of Combination Settlement with a Specified Dollar Amount Election equal to $1,000.  If the Company makes a different Settlement Election and/or Specified Dollar Amount Election, the Company shall provide to all Holders, the Trustee and the Conversion Agent a Settlement Election Notice and/or Specified Dollar Amount Election Notice (which may be part of the Settlement Election Notice) with respect to each Settlement Election and/or Specified Dollar Amount Election specifying the newly chosen Settlement Method and/or Specified Dollar Amount and the effective date of such Settlement Election and/or Specified Dollar Amount Election (which effective date cannot be earlier than the second Trading Day preceding the delivery of the applicable notice).  If the Company makes a Settlement Election specifying Combination Settlement in respect of its Conversion Obligation but does not make a Specified Dollar Amount Election, the Specified Dollar Amount shall be deemed to be equal to $1,000.  Simultaneously with providing a Settlement Election Notice or Specified Dollar Amount Election, the Company shall issue a press release containing the relevant information and make such information available on its website.

In addition, the Company may at any time irrevocably elect Combination Settlement with a Specified Dollar Amount of $1,000; provided, however, that after the 55th Scheduled Trading Day preceding the Maturity Date, in no event may the Company make such irrevocable election if such election would result in a different Settlement Method.  The Company may make such irrevocable election in its sole discretion without any consent of the Holders.  If the Company chooses to make this irrevocable election, the Company shall provide notice to all Holders, the Trustee and the Conversion Agent.  Simultaneously with providing such notice, the Company shall issue a press release containing the relevant information and make this information available on its website.  Following such irrevocable election, the Company will not have the right to make a different Settlement Election.

(2)         Settlement Amount.  The cash, shares of Common Stock or combination of cash and shares of Common Stock in respect of any conversion of Securities (the “Settlement Amount”) shall be computed as follows:

(A)       if the Company elects Physical Settlement, the Company shall deliver to the converting Holder a number of shares of Common Stock equal to the product of (i) the aggregate principal amount of Securities to be converted, divided by $1,000 and (ii) the applicable Conversion Rate;

(B)       if the Company elects Cash Settlement, the Company shall deliver to the converting Holder, in respect of each $1,000 principal amount of Securities being converted, cash in an amount equal to the sum of the Daily Conversion Values for each of the 50 consecutive VWAP Trading Days during the related Cash Settlement Averaging Period; and

(C)        if the Company elects Combination Settlement, the Company shall deliver to the converting Holder, in respect of each $1,000 principal amount of Securities being converted, an amount of cash and shares of Common Stock equal to the sum of the Daily Settlement Amounts for each of the 50 consecutive VWAP Trading Days during the applicable Cash Settlement Averaging Period.

(3)         Delivery Obligation.  The Company shall pay or deliver, as the case may be, the consideration due in respect of its Conversion Obligation (i) on the third Business Day immediately following the applicable Conversion Date, if the Company elects to satisfy its Conversion Obligation in respect of such conversion by Physical Settlement; provided that for all such conversions occurring on or after the 55th Scheduled Trading Day immediately preceding the Maturity Date, the Company shall deliver the shares of Common Stock on the Maturity Date; and (ii) except to the extent otherwise provided pursuant to Section 4.06 hereof, on the third Business Day immediately following the last VWAP Trading Day of the applicable Cash Settlement Averaging Period, if the Company elects to satisfy its Conversion Obligation in respect of such conversion by Cash Settlement or Combination Settlement.

(b)         Fractional Shares.  Notwithstanding the foregoing, the Company will not issue fractional shares of Common Stock as part of the Settlement Amount due with respect to any converted Security.  Instead, if any Settlement Amount includes a fraction of a share of the Common Stock, the Company will, in lieu of delivering such fraction of a share of Common Stock, pay an amount of cash (i) in the case Physical Settlement applies to the Conversion Obligation, based on the Daily VWAP of the Common Stock on the relevant Conversion Date, or if such Conversion Date is not a Trading Day, the immediately preceding Trading Day or (ii) in the case Cash Settlement or Combination Settlement applies to the Conversion Obligation, based on the Daily VWAP on the last Trading Day of the relevant Cash Settlement Averaging Period (subject to subsection (c) below).

(c)          Conversion of Multiple Securities by a Single Holder.  If a Holder surrenders more than one Security for conversion on a single Conversion Date, the Company will calculate the amount of cash and the number of shares of Common Stock due with respect to such Securities as if such Holder had surrendered for conversion one Security having an aggregate principal amount equal to the sum of the principal amounts of each of the Securities surrendered for conversion by such Holder on such Conversion Date.

(d)          Settlement of Accrued Interest and Deemed Payment of Principal.  If a Holder converts a Security, the Company will not adjust the Conversion Rate to account for any accrued and unpaid interest on such Security and the Company’s delivery of cash, shares of Common Stock or a combination of cash and shares of Common Stock into which a Security is convertible will be deemed to satisfy and discharge in full the Company’s obligation to pay the principal of, and accrued and unpaid interest, if any, on, such Security to, but excluding, the Conversion Date; provided, however, that, subject to Section 4.02(f), if a Holder converts a Security after a Regular Record Date and prior to the Open of Business on the corresponding Interest Payment Date, the Company will still be obligated to pay the interest due on such Interest Payment Date to the Holder of such Security on such Regular Record Date.

As a result, except as otherwise provided in the proviso to the immediately preceding sentence, any accrued and unpaid interest with respect to a converted Security will be deemed to be paid in full rather than cancelled, extinguished or forfeited.  In addition, if the Settlement Amount for any Security includes both cash and shares of the Common Stock, accrued and unpaid interest will be deemed to be paid first out of the amount of cash delivered upon such conversion.  In no event will a Holder be entitled to receive any dividend or other distribution with respect to any Common Stock issued on conversion of such Holder’s Securities if the applicable Conversion Date is after the Regular Record Date for such dividend or distribution.  Prior to the settlement of any conversion in accordance with Section 4.03, a Holder shall not be the owner of any Common Stock issuable upon conversion of such Holder’s Securities.

(e)          Notices.  Whenever a Conversion Date occurs with respect to a Security, the Conversion Agent will, as promptly as possible, and in no event later than the Business Day immediately following such Conversion Date, deliver to the Company and the Trustee, if it is not then the Conversion Agent, notice that a Conversion Date has occurred, which notice will state such Conversion Date, the principal amount of Securities converted on such Conversion Date and the names of the Holders that converted Securities on such Conversion Date.

On the first Business Day immediately following the last VWAP Trading Day of the Cash Settlement Averaging Period applicable to any converted Security to which Cash Settlement or Combination Settlement is applicable, the Company will deliver written notice to the Conversion Agent and the Trustee stating the amount of cash and the number of shares of Common Stock, if any, that the Company is obligated to pay to satisfy its conversion obligation with respect to each Security converted on such Conversion Date.

Section 4.04      Adjustment of Conversion Rate.  The Conversion Rate will be adjusted as described in this Section 4.04, except that the Company shall not make any adjustment to the Conversion Rate if Holders participate (other than in the case of a share split or share combination), at the same time and upon the same terms as holders of the Common Stock and as a result of holding the Securities, in any of the transactions described below without having to convert their Securities, as if they held a number of shares of Common Stock equal to the applicable Conversion Rate, in respect of each $1,000 principal amount of Securities.

(a)          If the Company exclusively issues shares of Common Stock as a dividend or distribution on all or substantially all shares of the Common Stock, or if the Company effects a share split or share combination, the Conversion Rate will be adjusted based on the following formula:

where,

CR0	=
the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date of such dividend or distribution, or immediately prior to the Open of Business on the effective date of such share split or combination, as applicable;

CR1	=	the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date or such effective date;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the Open of Business on such Ex-Dividend Date or such effective date; and

OS1	=	the number of shares of Common Stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination.

Any adjustment made under this Section 4.04(a) shall become effective immediately after the Open of Business on the Ex-Dividend Date for such dividend or distribution, or immediately after the Open of Business on the effective date for such share split or share combination.  If any dividend or distribution of the type described in this Section 4.04(a) is declared but not so paid or made, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution to the Conversion Date that would then be in effect if such dividend or distribution had not been declared.

(b)          If the Company issues to all or substantially all holders of the Common Stock any rights, options or warrants entitling them, for a period of not more than 45 calendar days after the date of such issuance, to subscribe for or purchase shares of the Common Stock, at a price per share less than the average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, the Conversion Rate will be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date for such issuance;

CR1	=	the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the Open of Business on such Ex-Dividend Date;

X	=	the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and

Y	=
the number of shares of Common Stock equal to the aggregate price payable to exercise such rights, options or warrants divided by the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of the issuance of such rights, options or warrants.

Any increase made under this Section 4.04(b) will be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the Open of Business on the Ex-Dividend Date for such issuance.  To the extent that such rights, options or warrants are not exercised prior to their expiration or shares of Common Stock are not delivered upon the expiration of such rights, options or warrants, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered.  If such rights, options or warrants are not so issued, or if such rights, options or warrants are not exercised prior to their expiration, the Conversion Rate shall be decreased to be the Conversion Rate that would then be in effect if such Ex-Dividend Date for such issuance had not occurred.

For purposes of this Section 4.04(b) and Section 4.01(b)(3) hereof, in determining whether any rights, options or warrants entitle the holders of the Common Stock to subscribe for or purchase shares of the Common Stock at a price per share less than such average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the date of announcement for such issuance, and in determining the aggregate offering price of such shares of the Common Stock, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors.

(c)          If the Company distributes shares of its Capital Stock, evidences of its indebtedness, other assets or property of the Company or rights, options or warrants to acquire its Capital Stock or other securities, to all or substantially all holders of the Common Stock, excluding:

(1)          dividends or distributions, rights options or warrants as to which an adjustment was effected pursuant to Section 4.04(a) hereof or Section 4.04(b) hereof;

(2)          dividends or distributions paid exclusively in cash as to which an adjustment was effected pursuant to Section 4.04(d) hereof; and

(3)          Spin-Offs as to which the provisions set forth below in this Section 4.04(c) shall apply;

(any of such shares of Capital Stock, evidences of indebtedness, other assets or property or rights, options or warrants to acquire Capital Stock or other securities of the Company, the “Distributed Property”), then the Conversion Rate shall be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date for such distribution;

CR1	=	the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date;

SP0	=
the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV	=
the fair market value (as determined by the Board of Directors) of the shares of Capital Stock, evidences the Company’s indebtedness, other  assets, or property of the Company or rights, options or warrants to acquire the Company’s Capital Stock or other securities distributed with respect to each outstanding share of the Common Stock on the Ex-Dividend Date for such distribution.

If “FMV” (as defined above) is equal to or greater than the “SP0” (as defined above), in lieu of the foregoing increase, each Holder of Securities shall receive, in respect of each $1,000 principal amount of Securities it holds, at the same time and upon the same terms as holders of the Common Stock, the amount and kind of Capital Stock, evidences of the Company’s indebtedness, other assets or property of the Company or rights, options or warrants to acquire the Capital Stock or other securities that such Holder would have received as if such Holder owned a number of shares of Common Stock equal to the Conversion Rate in effect on the Ex-Dividend Date for the distribution.

Any increase made under the portion of this Section 4.04(c) will become effective immediately after the Open of Business on the Ex-Dividend Date for such distribution.  If such distribution is not so paid or made, the Conversion Rate shall be decreased to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

With respect to an adjustment pursuant to this Section 4.04(c) where there has been a payment of a dividend or other distribution on the Common Stock of shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary of the Company or other business unit of the Company, and such Capital Stock or similar equity interest is listed or quoted (or will be listed or quoted upon the consummation of the distribution) on a United States national securities exchange or a reasonably comparable non-U.S. equivalent (a “Spin-Off”), the Conversion Rate will be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date for such Spin-Off;

CR1	=	the Conversion Rate in effect immediately after the Open of Business on the Ex-Dividend Date for such Spin-Off;

FMV0	=
the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of Common Stock applicable to one share of Common Stock over the first 10 consecutive Trading Day period after, and including, the effective date of the Spin-Off (the “Valuation Period”); and

MP0	=	the average of the Last Reported Sale Prices of Common Stock over the Valuation Period.

If (i) the first VWAP Trading Day of the relevant Cash Settlement Averaging Period (in the case of a conversion to which Cash Settlement or Combination Settlement is applicable) or (ii) the Conversion Date (in the case of a conversion to which Physical Settlement is applicable) occurs after the first Trading Day of the Valuation Period for a Spin-Off, but on or before the last Trading Day of the Valuation Period for such Spin-Off, the Valuation Period for determining the Conversion Rate applicable to such conversion shall be deemed to end on the Trading Day immediately preceding the first VWAP Trading Day of the relevant Cash Settlement Averaging Period (in the case of a conversion to which Cash Settlement or Combination Settlement is applicable) or the Conversion Date (in the case of a conversion to which Physical Settlement is applicable). If (i) the first VWAP Trading Day of the relevant Cash Settlement Averaging Period (in the case of a conversion to which Cash Settlement or Combination Settlement is applicable) or (ii) the Conversion Date (in the case of a conversion to which Physical Settlement is applicable) is on the first Trading Day of the Valuation Period for a Spin-Off, then the Valuation Period shall be one Trading Day, with the reference in the above definition of “FMV0” to ten (10) Trading Days being deemed replaced with a reference to one (1) Trading Day; provided further, that if one or more VWAP Trading Days of any Cash Settlement Averaging Period (in the case of a conversion to which Cash Settlement or Combination Settlement is applicable) or the Conversion Date (in the case of a conversion to which Physical Settlement is applicable) occurs on or after the Ex-Dividend Date for a Spin-Off, but on or prior to the first Trading Day of the Valuation Period, then such Cash Settlement Averaging Period will be suspended on the first such Trading Day and will resume on the second Trading Day of the Valuation Period for such Spin-Off, or such Conversion Date will be deemed to occur on the second Trading Day of the Valuation Period for such Spin-Off, as applicable, with references in the above definition of “FMV0” to ten (10) Trading Days being deemed replaced with a reference to one (1) Trading Day.

For purposes of the second adjustment set forth in this Section 4.04(c), (i) the Last Reported Sale Price of any Capital Stock or similar equity interest shall be calculated in a manner analogous to that used to calculate the Last Reported Sale Price of the Common Stock in the definition of “Last Reported Sale Price” set forth in Section 1.02 hereof, (ii) whether a day is a Trading Day (and whether a day is a Scheduled Trading Day and whether a Market Disruption Event has occurred) for such Capital Stock or similar equity interest shall be determined in a manner analogous to that used to determine whether a day is a Trading Day (or whether a day is a Scheduled Trading Day and whether a Market Disruption Event has occurred) for the Common Stock, and (iii) whether a day is a Trading Day to be included in a Valuation Period will be determined based on whether a day is a Trading Day for both the Common Stock and such Capital Stock or similar equity interest.

Subject to Section 4.04(g), for the purposes of this Section 4.04(c), rights, options or warrants distributed by the Company to all holders of the Common Stock entitling them to subscribe for or purchase shares of the Company’s Capital Stock (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (a “Trigger Event”):  (1) are deemed to be transferred with such shares of Common Stock; (2) are not exercisable; and (3) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Section 4.04(c) (and no adjustment to the Conversion Rate under this Section 4.04(c) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 4.04(c).  If any such right, option or warrant, distributed prior to the Issue Date are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Ex-Dividend Date of such deemed distribution (in which case the original rights, options or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders).  In addition, in the event of any distribution or deemed distribution of rights, options or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 4.04(c) was made, (1) in the case of any such rights, options or warrants which shall all have been redeemed or purchased without exercise by any Holders thereof, upon such final redemption or purchase (x) the Conversion Rate shall be readjusted as if such rights, options or warrants had not been issued and (y) the Conversion Rate shall then again be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or purchase price received by holders of Common Stock with respect to such rights, options or warrants (assuming each such holder had retained such rights, options or warrants), made to all holders of Common Stock as of the date of such redemption or purchase, and (2) in the case of such rights, options or warrants which shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights and warrants had not been issued.

For purposes of Section 4.04(a) hereof, Section 4.04(b) hereof and this Section 4.04(c), if any dividend or distribution to which this Section 4.04(c) applies includes one or both of:

(A) a dividend or distribution of shares of Common Stock to which Section 4.04(a) hereof also applies (the “Clause A Distribution”); or

(B) a dividend or distribution of rights, options or warrants to which Section 4.04(b) hereof also applies (the “Clause B Distribution”),

then (i) such dividend or distribution, other than the Clause A Distribution and the Clause B Distribution, shall be deemed to be a dividend or distribution to which this Section 4.04(c) applies (the “Clause C Distribution”) and any Conversion Rate adjustment required to be made under this Section 4.04(c) with respect to such Clause C Distribution shall be made, (ii) the Clause B Distribution, if any, shall be deemed to immediately follow the Clause C Distribution and any Conversion Rate adjustment required by Section 4.04(b) hereof with respect thereto shall then be made, except that, if determined by the Company, (A) the “Ex-Dividend Date” of the Clause B Distribution and the Clause A Distribution, if any, shall be deemed to be the Ex-Dividend Date of the Clause C Distribution and (B) any shares of Common Stock included in the Clause A Distribution or the Clause B Distribution shall not be deemed to be “outstanding immediately prior to the Open of Business on such Ex-Dividend Date” within the meaning of Section 4.04(b) hereof, and (iii) the Clause A Distribution, if any, shall be deemed to immediately follow the Clause C Distribution or the Clause B Distribution, as the case may be, except that, if determined by the Company, (A) the “Ex-Dividend Date” of the Clause A Distribution and the Clause B Distribution, if any, shall be deemed to be the Ex-Dividend Date of the Clause C Distribution, and (B) any shares of Common Stock included in the Clause A Distribution shall not be deemed to be “outstanding immediately prior to the Open of Business on such Ex-Dividend Date or such effective date” within the meaning of Section 4.04(a) hereof.

(d)         If any cash dividend or distribution is made to all or substantially all holders of the Common Stock (other than a regular quarterly cash dividend that does not exceed $0.09 (the “Dividend Threshold”)), the Conversion Rate shall be adjusted based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date for such dividend or distribution;

CR1	=	the Conversion Rate in effect immediately after the Open of Business on the Ex-Dividend Date for such dividend or distribution;

SP0	=	the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution; and

C	=
the amount in cash per share that the Company distributes to holders of the Common Stock in excess of the Dividend Threshold; provided that if the dividend is not a regular quarterly cash dividend, the Dividend Threshold will be deemed to be zero.

If “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder shall receive, for each $1,000 principal amount of Securities it holds, at the same time and upon the same terms as holders of shares of the Common Stock, the amount of cash that such Holder would have received if such Holder had owned a number of shares of Common Stock equal to the Conversion Rate on the Ex-Dividend Date for such cash dividend or distribution.  Such increase shall become effective immediately after the Open of Business on the Ex-Dividend Date for such dividend or distribution.  If such dividend or distribution is not so paid, the Conversion Rate shall be decreased effective as of the date the Board of Directors of the Company, or a committee thereof, determines not to pay such dividends or distributions, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

The Dividend Threshold shall be adjusted in a manner inversely proportional to adjustments to the Conversion Rate; provided that no adjustment will be made to the Dividend Threshold for any adjustments to the Conversion Rate under this Section 4.04(d).

(e)          If the Company or any of its Subsidiaries make a payment in respect of a tender offer or exchange offer for the Common Stock, to the extent that the cash and value of any other consideration included in the payment per share of the Common Stock exceeds the Last Reported Sale Price of the Common Stock on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the “Offer Expiration Date”), the Conversion Rate shall be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the Close of Business on the Offer Expiration Date;

CR1	=	the Conversion Rate in effect immediately after the Close of Business on the Offer Expiration Date;

AC	=	the aggregate value of all cash and any other consideration (as determined by the Board of Directors) paid or payable for shares of Common Stock purchased in such tender offer or exchange offer;

OS0	=
the number of shares of Common Stock outstanding immediately prior to the expiration time of the tender or exchange offer on the Offer Expiration Date (prior to giving effect to the purchase of all shares accepted for purchase or exchange in such tender offer or exchange offer);

OS1	=
the number of shares of Common Stock outstanding immediately after the expiration time of the tender or exchange offer on the Offer Expiration Date (after giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer); and

SP1	=
the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the Offer Expiration Date (the “Averaging Period”).

If (i) the first VWAP Trading Day of the relevant Cash Settlement Averaging Period (in the case of a conversion to which Cash Settlement or Combination Settlement is applicable) or (ii) the Conversion Date (in the case of a conversion to which Physical Settlement is applicable) occurs after the first Trading Day of the Averaging Period for a tender offer or exchange offer, but on or before the last Trading Day of the Averaging Period for such tender offer or exchange offer, the Averaging Period for determining the Conversion Rate applicable to such conversion shall be deemed to end on the Trading Day immediately preceding the first VWAP Trading Day of the relevant Cash Settlement Averaging Period (in the case of a conversion to which Cash Settlement or Combination Settlement is applicable), or the Conversion Date (in the case of a conversion to which Physical Settlement is applicable).  If (i) the first VWAP Trading Day of the relevant Cash Settlement Averaging Period (in the case of a conversion to which Cash Settlement or Combination Settlement is applicable) or (ii) the Conversion Date (in the case of a conversion to which Physical Settlement is applicable) is on the first Trading Day of the Averaging Period for a tender offer or exchange offer, then the Averaging Period shall be one Trading Day, and the reference in the above definition of “SP1” to “ten (10)” shall be deemed replaced with a reference to “one (1).”

If a Holder converts a Security, when Physical Settlement is applicable to such Security and any Conversion Rate adjustment described herein has become effective on or prior to the applicable Conversion Date, but the Holder will be entitled to participate in the event giving rise to such adjustment on account of the shares of Common Stock it receives upon conversion of such Security, then, notwithstanding anything to the contrary herein, the Company shall calculate its conversion obligation to such Holder as if such Conversion Rate adjustment had not been required hereunder and treat such Holder as entitled to participate in such event on account of the shares of Common Stock it receives upon conversion of such Security.

(f)          Special Settlement Provisions.  Notwithstanding anything to the contrary herein, if a Holder converts a Security, when  Combination Settlement is applicable to such Security and the Daily Settlement Amount for any VWAP Trading Day during the Cash Settlement Averaging Period applicable to such Security:

(1)          is calculated based on a Conversion Rate adjusted on account of any event described in Sections 4.04(a) through (e) hereof; and

(2)          includes any shares of Common Stock that, but for this provision, would entitle their holder to participate in such event;

then, although the Company will otherwise treat such Holder as the holder of record of such shares of Common Stock on the last VWAP Trading Day of such Cash Settlement Averaging Period, the Company will not permit such Holder to participate in such event on account of such shares of Common Stock.

(g)         Poison Pill.  Whenever a Holder converts a Security, to the extent that Combination Settlement applies to such Security and the Company has a rights plan in effect on any VWAP Trading Day in the Cash Settlement Averaging Period applicable to such Security, or to the extent that Physical Settlement applies to such Security and the Company has a rights plan in effect on the Conversion Date, the Holder converting such Security will receive, in addition to any shares of Common Stock otherwise received in connection with such conversion on such Conversion Date or VWAP Trading Day, as the case may be, the rights under the rights plan, unless prior to such Conversion Date or VWAP Trading Day, as the case may be, the rights have separated from the Common Stock, in which case, and only in such case, the Conversion Rate will be adjusted at the time of separation as if the Company distributed to all holders of the Common Stock, shares of Capital Stock, evidences of indebtedness, assets, property, rights, options or warrants as described in Section 4.04(c) hereof, subject to readjustment in the event of the expiration, termination or redemption of such rights.

(h)         Deferral of Adjustments.  Notwithstanding anything to the contrary herein, except on and after the first VWAP Trading Day of any Cash Settlement Averaging Period with respect to a Security and on or prior to the last VWAP Trading Day of such Cash Settlement Averaging Period, the Company will not be required to adjust the Conversion Rate unless such adjustment would require an increase or decrease of at least one percent; provided, however, that any such minor adjustments that are not required to be made will be carried forward and taken into account in any subsequent adjustment, and provided, further, that any such adjustment of less than one percent that has not been made shall be made upon the occurrence of (i) the Effective Date for any Make-Whole Fundamental Change and (ii) in the case of any Security to which Physical Settlement applies, upon the Conversion Date, and in the case of a Security to which Cash Settlement or Combination Settlement applies, on the first VWAP Trading Day of the applicable Cash Settlement Averaging Period.  In addition, the Company shall not account for such deferrals when determining whether any of the conditions to conversion have been satisfied.

(i)          Limitation on Adjustments. Except as stated in this Section 4.04, the Company will not adjust the Conversion Rate for the issuance of shares of Common Stock or any securities convertible into or exchangeable for shares of Common Stock or the right to purchase shares of the Common Stock or such convertible or exchangeable securities.  If, however, the application of the formulas in Sections 4.04(a) through (e) hereof would result in a decrease in the Conversion Rate, then, except to the extent of any readjustment to the Conversion Rate, no adjustment to the Conversion Rate will be made (other than as a result of a reverse share split, share combination or readjustment to the Conversion Rate).

In addition, notwithstanding anything to the contrary herein, the Conversion Rate will not be adjusted:

(1)          on account of stock repurchases that are not tender offers referred to in Section 4.04(e) hereof, including structured or derivative transactions, or transactions pursuant to a stock repurchase program approved by the Board of Directors or otherwise;

(2)          upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Common Stock under any plan;

(3)          upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan, program or agreement of or assumed by the Company or any of its Subsidiaries;

(4)          upon the issuance of any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in the preceding bullet and outstanding as of the date the Securities were first issued;

(5)          for a change in the par value of the Common Stock;

(6)          for accrued and unpaid interest on the Securities, if any; or

(7)          for an event otherwise requiring an adjustment under this Indenture if such event is not consummated.

In addition, before taking any action which would cause an adjustment to the Conversion Rate such that the Conversion Price per share of Common Stock would be less than the par value of the Common Stock issuable upon conversion of the Securities, the Company shall take all corporate actions that may, in the opinion of its counsel, be necessary so it may validly and legally issue shares of Common Stock at such adjusted Conversion Rate.

(j)          For purposes of this Section 4.04, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company so long as the Company does not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company, but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

Section 4.05      Discretionary and Voluntary Adjustments.

(a)         Discretionary Adjustments.  Whenever any provision of this Indenture requires the Company to calculate the Last Reported Sale Prices, the Daily VWAPs or any function thereof, including the number of shares of Common Stock that would be deliverable, over a span of multiple days (including during a Cash Settlement Averaging Period), the Company will make appropriate adjustments to each to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Effective Date, Ex-Dividend Date or Offer Expiration Date of the event occurs, at any time during the period when such Last Reported Sale Prices, the Daily VWAPs or function thereof, including the number of shares of Common Stock that would be deliverable, is to be calculated.

(b)        Voluntary Adjustments.  To the extent permitted by applicable law, the Company is permitted to increase the Conversion Rate of the Securities by any amount for a period of at least 20 business days if the Board of Directors determines that such increase would be in the Company’s best interest.  The Company may also (but is not required to) increase the Conversion Rate to avoid or diminish income tax to holders of Common Stock or rights to purchase shares of Common Stock in connection with a dividend or distribution of shares (or rights to acquire shares) or similar event.

Section 4.06      Adjustment to Conversion Rate upon Conversion in Connection with a Make-Whole Fundamental Change.

(a)         Increase in the Conversion Rate.  If a Make-Whole Fundamental Change occurs and a Holder elects to convert its Securities in connection with such Make-Whole Fundamental Change, the Company shall, under the circumstances set forth in this Section 4.06, increase the Conversion Rate for the Securities so surrendered for conversion by a number of additional shares of Common Stock (the “Additional Shares”), as set forth in this Section 4.06.  A conversion of Securities shall be deemed for these purposes to be “in connection with” a Make-Whole Fundamental Change if the relevant Conversion Notice is received by the Conversion Agent during the period from, and including, the Effective Date of the Make-Whole Fundamental Change up to, and including, the Close of Business on the Business Day immediately prior to the related Fundamental Change Purchase Date or, if such Make-Whole Fundamental Change is not a Fundamental Change, the 35th Business Day immediately following the Effective Date for such Make-Whole Fundamental Change.

(b)         Cash Mergers.  Upon surrender of Securities for conversion in connection with a Make-Whole Fundamental Change, the Company shall, at its option, satisfy its conversion obligation by Physical Settlement, Cash Settlement or Combination Settlement.  Notwithstanding anything to the contrary herein, if the consideration paid to holders of the Common Stock in any Make-Whole Fundamental Change described in Clause (2) of the definition of Fundamental Change is comprised entirely of cash, then, for any conversion of Securities following the Effective Date of such Make-Whole Fundamental Change, the payment and delivery obligations upon the conversion of a Security shall be calculated based solely on the Stock Price for such Make-Whole Fundamental Change and shall, for each $1,000 principal amount of Securities converted, be deemed to be an amount of cash equal to the product of (i) the Conversion Rate in effect on the applicable Conversion Date (as increased by any number of Additional Shares required by this Section 4.06) multiplied by (ii) such Stock Price.  In such event, the Company will pay such amount of cash to a converting Holder on the third Business Day following the applicable Conversion Date.  Otherwise, the Company will settle any conversion of the Securities following the Effective Date for a Make-Whole Fundamental Change in accordance with Section 4.02 hereof (but subject to Section 4.07 hereof).

(c)         Determining the Number of Additional Shares.  The number of Additional Shares, if any, by which the Conversion Rate will be increased for a Holder that converts its Securities in connection with a Make-Whole Fundamental Change shall be determined by reference to the table attached as Schedule A hereto, based on the date on which the Make-Whole Fundamental Change occurs or becomes effective (the “Effective Date”) and the price (the “Stock Price”) paid (or deemed paid) per share of the Common Stock in the Make-Whole Fundamental Change.  If the holders of the Common Stock receive only cash in a Make-Whole Fundamental Change described in clause (2) of the definition of Make-Whole Fundamental Change, the Stock Price shall be the cash amount paid per share.  Otherwise, the Stock Price shall be the average of the Last Reported Sale Prices of the Common Stock over the ten consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Effective Date of the Make-Whole Fundamental Change.

(d)         Interpolation and Limits.  The exact Stock Prices and Effective Dates may not be set forth in the table in Schedule A, in which case:

(1)           If the Stock Price is between two Stock Prices in the table or the Effective Date is between two Effective Dates in the table, the number of Additional Shares shall be determined by a straight-line interpolation between the number of Additional Shares set forth for the higher and lower Stock Prices and the earlier and later Effective Dates, as applicable, based on a 365-day year.

(2)           If the Stock Price is greater than $100.00 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table in Schedule A pursuant to Section 4.06(d)(4) hereof), the Conversion Rate shall not be increased.

(3)           If the Stock Price is less than $25.46 per share (subject to adjustments in the same manner as the Stock Prices set forth in the column headings of the table in Schedule A pursuant to Section 4.06(d)(4) hereof), the Conversion Rate shall not be increased.

Notwithstanding the foregoing, in no event will the Conversion Rate be increased on account of a Make-Whole Fundamental Change to exceed 39.2773 shares of Common Stock per $1,000 principal amount of Securities, subject to adjustments in the same manner as the Conversion Rate is required to be adjusted as set forth in Section 4.04 hereof.

(4)           The Stock Prices set forth in the column headings of the table in Schedule A hereto shall be adjusted as of any date on which the Conversion Rate of the Securities is otherwise required to be adjusted.  The adjusted Stock Prices shall equal the Stock Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to such adjustment giving rise to the Stock Price adjustment and the denominator of which is the Conversion Rate as so adjusted.  The number of Additional Shares set forth in such table shall be adjusted in the same manner and at the same time as the Conversion Rate is required to be adjusted as set forth in Section 4.04.

(e)          Notices.  The Company shall notify the Holders of the Effective Date of any Make-Whole Fundamental Change and issue a press release announcing such Effective Date no later than five Business Days after such Effective Date.

Section 4.07        Effect of Recapitalization, Reclassification, Consolidation, Merger or Sale.

(a)          Merger Events.  In the case of:

(1)        any recapitalization, reclassification or change of the Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a split, subdivision or combination for which an adjustment was made pursuant to Section 4.04(a) hereof);

(2)        any consolidation, merger or combination involving the Company;

(3)        any sale, lease or other transfer to a third party of the consolidated assets of the Company and its Subsidiaries substantially as an entirety; or

(4)        any statutory share exchange;

and, in each case, as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof) (any such event, a “Merger Event,” any such stock, other securities, other property or assets, “Reference Property,” and the amount and kind of Reference Property that a holder of one share of Common Stock  is entitled to receive in the applicable Merger Event (or if as a result of the applicable Merger Event, each share of Common Stock is converted into the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), the per-share of Common Stock weighted average of the types and amounts of Reference Property received by the holders of Common Stock that affirmatively make such an election) a “Unit of Reference Property”) then, at the effective time of such Merger Event, the right to convert each $1,000 principal amount of Securities based on a number of shares of the Common Stock equal to the applicable Conversion Rate will, without the consent of the Holders, be changed into a right to convert each $1,000 principal amount of Securities into or based on a number of Units of Reference Property equal to the applicable Conversion Rate and, prior to or at the effective time of such Merger Event, the Company or the successor or purchasing person, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture) providing for such change in the right to convert each $1,000 principal amount of Securities; provided, however, that (x) the Company will continue to have the right to determine the form of consideration to be paid and delivered, as the case may be, pursuant to Section 4.03(a)(2) hereof and (y)(i) any amount payable in cash upon conversion of the Securities in accordance with Sections 4.03 and 4.06 hereof shall continue to be payable in cash, (ii) the number of shares of Common Stock that the Company would have been required to deliver upon conversion of the Securities in accordance with Sections 4.03 and 4.06 hereof shall instead be deliverable in Units of Reference Property and (iii) the Daily VWAP and the Last Reported Sale Price will, to the extent reasonably possible, be calculated based on the value of a Unit of Reference Property and the definitions of VWAP Trading Day and VWAP Market Disruption Event shall be determined by reference to the components of a Unit of Reference Property.

The Company shall not become a party to any Merger Event unless its terms are consistent with this Section 4.07.  Such supplemental indenture described in the immediately preceding paragraph shall provide for adjustments which shall be as nearly equivalent to the adjustments provided for in this Article 4 in the judgment of the Board of Directors or the board of directors of the successor person.  If, in the case of any such Merger Event, the Reference Property receivable thereupon by a holder of Common Stock includes shares of stock, securities or other property or assets (including cash or any combination thereof) of a person other than the successor or purchasing person, as the case may be, in such Merger Event, then such supplemental indenture shall also be executed by such other person.

In connection with any Merger Event, the Dividend Threshold will subject to adjustment as described in clause (i), clause (ii) or clause (iii) below, as the case may be.

(i)           In the case of a Merger Event in which the Reference Property (determined, as appropriate, pursuant to the second paragraph of subsection (a) above and excluding any dissenters’ appraisal rights) is composed entirely of shares of common stock (the “Merger Common Stock”), the Dividend Threshold at and after the effective time of such Merger Event will be equal to (x) the Dividend Threshold immediately prior to the effective time of such Merger Event, divided by (y) the number of shares of Merger Common Stock that a holder of one share of Common Stock would receive in such Merger Event (such quotient rounded down to nearest cent).

(ii)          In the case of a Merger Event in which the Reference Property (determined, as appropriate, pursuant to the second paragraph of subsection (a) above and excluding any dissenters’ appraisal rights) is composed in part of shares of Merger Common Stock, the Dividend Threshold at and after the effective time of such Merger Event will be equal to (x) the Dividend Threshold immediately prior to the effective time of such Merger Event, multiplied by (y) the Merger Valuation Percentage for such Merger Event (such product rounded down to nearest cent).

(iii)         For the avoidance of doubt, in the case of a Merger Event in which the Reference Property (determined, as appropriate, pursuant to the first paragraph of this Section 4.07(a) above (including, without limitation, in circumstances where the Common Stock is converted into the right to receive more than a single type of consideration determined based in part upon any form of stock holder election) and excluding any dissenters’ appraisal rights)) is composed entirely of consideration other than shares of common stock, the Dividend Threshold at and after the effective time of such Merger Event will be equal to zero.

For purposes of the provisions of this paragraph, the following terms shall have the following meanings:

(i)           The “Merger Valuation Percentage” for any Merger Event shall be equal to (x) the arithmetic average of the Last Reported Sale Prices of one share of such Merger Common Stock over the relevant Merger Valuation Period (determined as if references to “Common Stock” in the definition of “Last Reported Sale Price” were references to the “Merger Common Stock” for such Merger Event), divided by (y) the arithmetic average of the Last Reported Sale Prices of one share of Common Stock over the relevant Merger Valuation Period.

(ii)          The “Merger Valuation Period” for any Merger Event means the five consecutive Trading Day period immediately preceding, but excluding, the effective date for such Merger Event.

(b)         Notice of Supplemental Indentures.  The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Holder, at the address of such Holder as it appears on the register of the Securities maintained by the Registrar, within 20 days after execution thereof.  Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.  The above provisions of this Section 4.07 shall similarly apply to successive Merger Events.

(c)          Prior Notice.  In addition, at least 20 Scheduled Trading Days before any Merger Event, the Company shall give notice to Holders of such Merger Event, or, if the Company has not publicly announced such Merger Event at such time, as promptly as practicable after publicly announcing such Merger Event.  In any such notice, the Company shall also specify the composition of the Unit of Reference Property for such Merger Event, or, if the Company has not determined the composition of such Unit of Reference Property at such time, the Company will provide an additional notice to Holders that states the composition of such Unit of Reference Property as promptly as practicable after determining its composition.

Section 4.08        Stock Issued upon Conversion.

(a)          Reservation of Shares.  To the extent necessary to satisfy its obligations under this Indenture, prior to issuing any shares of Common Stock, the Company will reserve out of its authorized but unissued shares of Common Stock a sufficient number of shares of Common Stock to permit the conversion of the Securities.

(b)         Certain Other Covenants.  The Company covenants that all shares of Common Stock that may be issued upon conversion of Securities shall be newly issued shares or treasury shares, shall be duly authorized, validly issued, fully paid and non-assessable and shall be free from preemptive rights and free from any tax, lien or charge (other than those created by the Holder or due to a change in registered owner).

The Company shall list or cause to have quoted any shares of Common Stock to be issued upon conversion of Securities on each national securities exchange or over-the-counter or other domestic market on which the Common Stock is then listed or quoted.

Section 4.09        Responsibility of Trustee.  The Trustee and any Conversion Agent, Registrar, Bid Solicitation Agent or Paying Agent (in each case, if other than the Company) shall not at any time be under any duty or responsibility to any Holder of Securities to determine or calculate amounts to be paid or for monitoring the price of the Common Stock or be charged with any knowledge of or have any duties to monitor any Measurement Period.  These calculations include, but are not limited to, determinations of the Last Reported Sale Price of the Common Stock, accrued interest payable on the Securities, the Daily VWAP, the Daily Conversion Value, the Daily Settlement Amount and the Conversion Rate of the Securities. Further, the Trustee and any Conversion Agent, Registrar, Bid Solicitation Agent or Paying Agent (in each case, if other than the Company) shall not at any time be under any duty or responsibility to any Holder of Securities to determine whether any facts exist which may require any adjustment of the Conversion Rate, or to confirm the accuracy of any such adjustment when made or the appropriateness of the method employed, or herein or in any supplemental indenture provided to be employed, in making the same.  The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock or of any other securities or property that may at any time be issued or delivered upon the conversion of any Securities; and the Trustee and the Conversion Agent make no representations with respect thereto.  Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Securities for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article 4.  The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be compensated, reimbursed, and indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, including its capacity as Conversion Agent.

Section 4.10        Notice to Holders.

(a)          Notice to Holders Prior to Certain Actions.  The Company shall deliver notices of the events specified below at the times specified below and containing the information specified below, unless, in each case, (i) pursuant to this Indenture, the Company is already required to deliver notice of such event containing at least the information specified below at an earlier time or, (ii) the Company, at the time it is required to deliver a notice, does not have knowledge of all of the information required to be included in such notice, in which case, the Company shall (A) deliver notice at such time containing only the information that it has knowledge of at such time (if it has knowledge of any such information at such time), and (B) promptly upon obtaining knowledge of any such information not already included in a notice delivered by the Company, deliver notice to each Holder containing such information.  In each case, the failure by the Company to give such notice, or any defect therein, shall not affect the legality or validity of such event.

(1)          Issuances, Distributions, and Dividends and Distributions. If the Company (A) announces any issuance of any rights, options or warrants that would require an adjustment in the Conversion Rate pursuant to Section 4.04(b) hereof; (B) authorizes any distribution that would require an adjustment in the Conversion Rate pursuant to Section 4.04(c) hereof (including any separation of rights from the Common Stock described in Section 4.04(g) hereof); or (C) announces any dividend or distribution that would require an adjustment in the Conversion Rate pursuant to Section 4.04(d) hereof, then the Company shall deliver to the Holders, as promptly as possible, but in any event at least 15 calendar days prior to the applicable Ex-Dividend Date, notice describing such issuance, distribution, dividend or distribution, as the case may be, and stating the expected Ex-Dividend Date and record date for such issuance, distribution, dividend or distribution, as the case may be.  In addition, the Company shall deliver to the Holders notice if the consideration included in such issuance, distribution, dividend or distribution, or the Ex-Dividend Date or record date of such issuance, distribution, dividend or distribution, as the case may be, changes.

(2)          Voluntary Increases.  If the Company increases the Conversion Rate pursuant to Section 4.05(b), the Company shall deliver notice to the Holders at least 10 days prior to the date on which such increase will become effective, which notice shall state the date on which such increased will become effective and the amount by which the Conversion Rate will be increased.

(3)          Dissolutions, Liquidations and Winding-Ups.  If there is a voluntary or involuntary dissolution, liquidation or winding-up of the Company, the Company shall deliver notice to the Holders at promptly as possible, but in any event at least 15 calendar days prior to the earlier of (i) the date on which such dissolution, liquidation or winding-up, as the case may be, is expected to become effective or occur, and (ii) the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such dissolution, liquidation or winding-up, as the case may be, which notice shall state the expected effective date and record date for such event, as applicable, and the amount and kind of property that a holder of one share of the Common Stock is expected to be entitled, or may elect, to receive in such event.  The Company shall deliver an additional notice to Holders, as promptly as practicable, whenever the expected effective date or record date, as applicable, or the amount and kind of property that a holder of one share of the Common Stock is expect to be entitled to receive in such event, changes.

(b)          Notices After Certain Actions and Events.  Whenever an adjustment to the Conversion Rate becomes effective pursuant to Sections 4.04, 4.05 or 4.06 hereof, the Company will (i) file with the Trustee an Officer’s Certificate stating that such adjustment has become effective, the Conversion Rate, and the manner in which the adjustment was computed and (ii) deliver notice to the Holders stating that such adjustment has become effective and the Conversion Rate or conversion privilege as adjusted.  Failure to give any such notice, or any defect therein, shall not affect the validity of any such adjustment.

ARTICLE 5.
PARTICULAR COVENANTS OF THE COMPANY

Section 5.01        Payment of Principal, Interest and Fundamental Change Purchase Price.  This Section 5.01 shall replace Section 6.01 of the Base Indenture in its entirety.

The Company covenants and agrees that it will cause to be paid the principal of (including the Fundamental Change Purchase Price), and accrued and unpaid interest, if any, on each of the Securities at the places, at the respective times and in the manner provided herein and in the Securities.

Section 5.02      Maintenance of Office or Agency.  This Section 5.02 replaces Section 6.02 of the Base Indenture in its entirety.

The Company will maintain in the Borough of Manhattan, The City of New York, an office of the Paying Agent, an office of the Registrar and an office or agency where Securities may be surrendered for conversion (“Conversion Agent”) and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served.  The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency.  If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office or the office or agency of the Trustee in the Borough of Manhattan, The City of New York.

The Company may also from time to time designate co-registrars and one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes.  The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.  The terms “Paying Agent” and “Conversion Agent” include any such additional or other offices or agencies, as applicable.

The Company hereby initially designates the Trustee as the Paying Agent, Registrar, Custodian, Conversion Agent, Transfer Agent and the Corporate Trust Office, which shall be in the continental United States, shall be considered as one such office or agency of the Company for each of the aforesaid purposes. The Company hereby initially designates itself as the Bid Solicitation Agent.

With respect to any Global Security, the Corporate Trust Office of the Trustee or any Paying Agent shall be the Place of Payment where such Global Security may be presented or surrendered for payment or conversion or for registration of transfer or exchange, or where successor Securities may be delivered in exchange therefor; provided, however, that any such payment, conversion, presentation, surrender or delivery effected pursuant to the Applicable Procedures of the Depositary for such Global Security shall be deemed to have been effected at the Place of Payment for such Global Security in accordance with the provisions of this Indenture.

Section 5.03        Appointments to Fill Vacancies in Trustee’s Office.  The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 10.06 of the Base Indenture, a Trustee, so that there shall at all times be a Trustee hereunder.

Section 5.04        Provisions as to Paying Agent.

(a)          If the Company shall appoint a Paying Agent other than the Trustee, the Company will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 5.04:

(1)          that it will hold all sums held by it as such agent for the payment of the principal of, accrued and unpaid interest, if any, on, and the Fundamental Change Purchase Price for, the Securities in trust for the benefit of the holders of the Securities;

(2)          that it will give the Trustee prompt notice of any failure by the Company to make any payment of the principal of, accrued and unpaid interest, if any, on, or the Fundamental Change Purchase Price for, the Securities when the same shall be due and payable; and

(3)          that at any time during the continuance of an Event of Default, upon request of the Trustee, it will forthwith pay to the Trustee all sums so held in trust.

The Company shall, on or before each due date of the principal of, accrued and unpaid interest, if any, on, and Fundamental Change Purchase Price for, the Securities, deposit with the Paying Agent a sum sufficient to pay such principal, accrued and unpaid interest, or Fundamental Change Purchase Price, as the case may be, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of any failure to take such action, provided that, if such deposit is made on the due date, such deposit must be received by the Paying Agent by 10:00 a.m., New York City time, on such date.

(b)          If the Company shall act as its own Paying Agent, it will, on or before each due date of the principal of, accrued and unpaid interest, if any, on, or Fundamental Change Purchase Price for, the Securities, set aside, segregate and hold in trust for the benefit of the Holders of the Securities a sum sufficient to pay such principal, accrued and unpaid interest, if any, on or Fundamental Change Purchase Price, as the case may be, so becoming due and will promptly notify the Trustee in writing of any failure to take such action and of any failure by the Company to make any payment of the principal of, accrued and unpaid interest on, or Fundamental Change Purchase Price for, the Securities when the same shall become due and payable.

(c)          Anything in this Section 5.04 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by the Company or any Paying Agent hereunder as required by this Section 5.04, such sums to be held by the Trustee upon the trusts herein contained and upon such payment by the Company or any Paying Agent to the Trustee, the Company or such Paying Agent shall be released from all further liability with respect to such sums.

(d)         Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, accrued and unpaid interest, if any, on, or Fundamental Change Purchase Price for, any Security and remaining unclaimed for two years after such principal, accrued and unpaid interest, if any, on, or Fundamental Change Purchase Price for, such Security has become due and payable shall be paid to the Company on request of the Company contained in an Officer’s Certificate, or (if then held by the Company) shall be discharged from such trust; and the holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that before the Trustee or such Paying Agent  are required to make any such repayment, the Company shall cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in The Borough of Manhattan, The City of New York, New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than thirty days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 5.05        Reports; 144A Information; Additional Interest.

(a)          The Company covenants and agrees that it shall, during any period in which it is not subject to Section 13 or 15(d) under the Exchange Act, make available to any Holder or beneficial holder of Securities or any holder of Common Stock issued upon conversion thereof which continue to be Restricted Securities and any prospective purchaser of Securities or such Common Stock designated by such Holder or beneficial holder, the information, if any, required pursuant to Rule 144A(d)(4) under the Securities Act upon the request of any such Holder or beneficial holder of the Securities or such Common Stock, until such time as such securities are no longer “restricted securities” within the meaning of Rule 144, assuming such Securities have not been owned or beneficially owned by an “affiliate” (as defined in Rule 144) of the Company.

(b)         This Section 5.05(b) replaces Section 9.02 of the Base Indenture in its entirety.

The Company will file with the Trustee, within 15 days after it is required to file the same with the SEC, pursuant to Section 314 of the Trust Indenture Act, copies of the quarterly and annual reports and of the information, documents and other reports, if any, that it is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, and to otherwise comply with Section 314(a) of the Trust Indenture Act.  Any such report, information or document that the Company files with the SEC through the EDGAR system (or any successor thereto) will be deemed to be delivered to the Trustee for the purposes of this Section 5.05 at the time of such filing through the EDGAR system (or such successor thereto).

Delivery of any such reports, information and documents to the Trustee shall be for informational purposes only, and the Trustee’s receipt of such reports, information and documents shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

(c)          If, at any time during the six-month period beginning on, and including, the date which is six (6) months after the date of original issuance of the Securities, the Company fails to timely file any document or report that the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, as applicable (other than current reports on Form 8-K), the Company shall pay additional interest on the Securities, as described in this Section 5.05(c) (“Additional Interest”).  Such Additional Interest will accrue on the Securities at an annual rate of 0.50% per annum of the principal amount of Securities outstanding for each day during such period for which the Company’s failure to file continues; provided that the Company shall have fourteen (14) days, in the aggregate, to cure any such late filings before any Additional Interest shall accrue.

(d)         Unless (i) the Restricted Security Legend on the Securities has been removed, and (ii) the Securities are freely tradable pursuant to Rule 144 under the Securities Act without volume restrictions by holders other than affiliates (as defined in Rule 144) of the Company (without restrictions pursuant to U.S. securities law or the terms of this Indenture or the Securities), as of the 370th day after the last date of the original issuance of the Securities pursuant to the Purchase Agreement, the Company shall pay Additional Interest on the Securities at an annual rate equal to 0.50% of the aggregate principal amount of the Securities until such time as the Restricted Security Legend shall be removed and the Securities shall be freely tradable in accordance with clause (ii) above. In no event shall the failure to remove the Restricted Security Legend and for the Securities to be freely tradable as described in this Section 5.05(d) constitute a failure by the Company to comply with its covenants or agreements in this Supplemental Indenture and the Securities for purposes of Section 6.02 hereof or otherwise.

(e)          So long as a condition described in either Section 5.02(c) or Section 5.02(d) continues, the Company shall pay such Additional Interest on each Interest Payment Date to the Holders of record as of the related Regular Record Date. When such condition ceases to continue, accrued and unpaid Additional Interest through the date of cessation shall be paid in arrears on the subsequent Interest Payment Date to the Holders of record as of the related Regular Record Date.

Section 5.06       Statements as to Defaults.  In addition, the Company shall deliver to the Trustee, as soon as possible, and in any event within thirty days after the Company becomes aware of the occurrence of any Default or Event of Default, an Officer’s Certificate setting forth the details of such Default or Event of Default, its status and the action that the Company proposes to take with respect thereto.  Such Officer’s Certificate shall also comply with any additional requirements set forth in Section 6.05 of the Base Indenture.

Section 5.07       Supplementary Interest and Additional Interest Notice. If Additional Interest or Supplementary Interest is payable by the Company pursuant to Section 5.05 or Section 6.04 hereof, respectively, the Company shall deliver to the Trustee an Officer’s Certificate to that effect stating (a) the amount of such Additional Interest or Supplementary Interest that is payable and (b) the date on which such interest is payable.  Unless and until a Responsible Officer of the Trustee receives at the Corporate Trust Office such a certificate, the Trustee may assume without inquiry that no such Additional Interest or Supplementary Interest, as applicable, is payable.  If the Company has paid Additional Interest or Supplementary Interest, as applicable, directly to the Persons entitled to them, the Company shall deliver to the Trustee an Officer’s Certificate setting forth the particulars of such payment.

ARTICLE 6.
REMEDIES

Section 6.01        Amendments to the Base Indenture.  The Event of Default provisions set forth in this Article 6 shall, with respect to the Securities, supersede the entirety of Article VII of the Base Indenture, and all references in the Base Indenture to Article VII thereof and the provisions relating to Events of Default therein, as the case may be, shall, with respect to the Securities, be deemed to be references to this Article 6 and the Events of Default provisions set forth in this Article 6, respectively.  Accordingly, and without limitation:

(a)          the references to Sections 7.01(f) and (g) in Section 10.01(a) of the Base Indenture are, with respect to the Securities, hereby deemed replaced by references to Sections 6.02(h) and (i) hereof;

(b)          the references to Section 7.01 in Section 10.02(a) of the Base Indenture are, with respect to the Securities, hereby deemed replaced by references to Section 6.02 hereof; and

(c)          the references to Section 7.06 in Sections 10.02(b)(iii)  of the Base Indenture are, with respect to the Securities, hereby deemed replaced by a reference to Section 6.06 hereof.

Section 6.02        Events of Default.  Each of the following events (and only the following events) shall be an “Event of Default” wherever used with respect to the Securities:

(a)          default in any payment of interest on any Security when due and payable, and the default continues for a period of thirty (30) days;

(b)         default in the payment of the principal of any Security (including the Fundamental Change Purchase Price) when due and payable on the Maturity Date, upon required purchase, upon declaration of acceleration or otherwise;

(c)          failure by the Company to comply with its obligations under Article 4 hereof to convert the Securities into cash, shares of Common Stock, or the combination of cash and shares of Common Stock, as applicable, determined in accordance with Article 4 hereof upon exercise of a Holder’s conversion right and that failure continues for five (5) calendar days;

(d)          failure by the Company to comply with its obligations under Article 9 hereof;

(e)          failure by the Company to issue a notice in accordance with the provisions of Section 4.01(b)(3) or 4.01(b)(4) hereof or Section 3.02(b) hereof for a period of five (5) calendar days after such notice becomes due;

(f)          failure by the Company for sixty (60) days after written notice from the Trustee or the Holders of at least 25% in principal amount of the Securities then Outstanding (a copy of which notice, if given by Holders, must also to be given to the Trustee) has been received by the Company to comply with any of its other agreements contained in the Securities or this Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section 6.02 specifically provided for or that is not applicable to the Securities), which notice shall state that it is a “Notice of Default” hereunder;

(g)         failure by the Company to pay beyond any applicable grace period, or the acceleration of, indebtedness of the Company or any of the Company’s Subsidiaries in an aggregate amount greater than $10,000,000 (or its foreign currency equivalent at the time);

(h)         the Company or any Significant Subsidiary of the Company shall commence a voluntary case or other proceeding seeking the liquidation, reorganization or other relief with respect to the Company or such Significant Subsidiary or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or such Significant Subsidiary of the Company or any substantial part of the Company’s, or such Significant Subsidiary of the Company’s, property, or shall consent to any such relief or to the appointment of, or taking possession by, any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due;

(i)           an involuntary case or other proceeding shall be commenced against the Company or any Significant Subsidiary of the Company seeking liquidation, reorganization or other relief with respect to the Company or such Significant Subsidiary of the Company or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or such Significant Subsidiary of the Company or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of thirty consecutive days; or

(j)           the failure by the Company or any of its subsidiaries to pay final judgments entered by a court or courts of competent jurisdiction in excess of $15,000,000, which judgments are not paid, discharged or stayed, for a period of thirty (30) calendar days.

Section 6.03        Acceleration; Rescission and Annulment.

(a)          If one or more Events of Default shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), then, and in each and every such case (other than an Event of Default specified in Section 6.02(h) or Section 6.02(i) with respect to the Company (and not solely with respect to a Significant Subsidiary of the Company)), unless the principal of all of the Securities shall have already become due and payable, either the Trustee or the holders of at least 25% in aggregate principal amount of the Securities then Outstanding, by notice in writing to the Company (and to the Trustee if given by the Holders), may declare 100% of the principal of, and accrued and unpaid interest, if any, on all the Securities to be due and payable immediately, and upon any such declaration the same shall become and shall automatically be immediately due and payable, anything in this Indenture or in the Securities contained to the contrary notwithstanding.  If an Event of Default specified in Section 6.02(h) or Section 6.02(i) with respect to the Company (and not solely with respect to a Significant Subsidiary of the Company) occurs and is continuing, the principal of, and accrued and unpaid interest, if any, on all Securities shall be immediately due and payable.

(b)         The provisions of Section 6.03(a), however, are subject to the conditions that if, at any time after the principal of, and accrued and unpaid interest, if any, on, the Securities shall have been so declared due and payable, and before any judgment or decree for the payment of the monies due shall have been obtained or entered as hereinafter provided:

(1)      the Company shall pay or shall deposit with the Trustee (A) a sum sufficient to pay installments of accrued and unpaid interest, if any, upon all Securities and the principal of all Securities that shall have become due otherwise than by acceleration (with interest on overdue installments of accrued and unpaid interest, if any (to the extent that payment of such interest is enforceable under applicable law), and on such principal, at the rate borne by the Securities at such time) and amounts due to the Trustee pursuant to Section 10.01(a) of the Base Indenture, and (B) an amount of cash, shares of Common Stock or a combination of cash and shares of Common Stock, as the case may be, sufficient to settle every outstanding Conversion Obligation;

(2)      rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and

(3)      any and all Events of Defaults under this Indenture, other than the nonpayment of the principal of, and accrued and unpaid interest, if any, on, the Securities (including on overdue installments) that shall have become due solely by such acceleration, shall have been cured or waived pursuant to Section 6.05 hereof, then, the Holders of a majority in aggregate principal amount of the Securities then Outstanding, by written notice to the Company and to the Trustee, may waive all Defaults or Events of Default with respect to the Securities (other than a Default or an Event of Default resulting from a failure to pay the Fundamental Change Purchase Price of a Security, the failure to pay or deliver the cash, shares of Common Stock or a combination of cash and shares of Common Stock, as the case may be, due upon conversion of a Security, or the breach of any provision of this Indenture that cannot be modified or amended without the consent of each affected Holder) and rescind and annul such declaration of acceleration resulting from such Defaults or Event of Defaults (other than a Default or an Event of Default resulting from a failure to pay the Fundamental Change Purchase Price of a Security, the failure to pay or deliver the cash, shares of Common Stock or a combination of cash and shares of Common Stock, as the case may be, due upon conversion of a Security, or the breach of any provision of this Indenture that cannot be modified or amended without the consent of each affected Holder) and their consequences and such Default (other than a Default relating to the failure to pay the Fundamental Change Purchase Price of a Security, the failure to pay or deliver the cash, shares of Common Stock or a combination of cash and shares of Common Stock, as the case may be, due upon conversion of a Security, or the breach of any provision of this Indenture that cannot be modified or amended without the consent of each affected Holder) shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; provided, that  no such waiver or rescission and annulment shall extend to or shall affect any subsequent Default or Event of Default, or shall impair any right consequent thereon.

Section 6.04        Supplementary Interest.

(a)          Notwithstanding any provisions of the Indenture to the contrary, the sole remedy for an Event of Default arising under Section 6.02(f) relating to the Company’s failure to comply with Section 5.05(b) hereof (a “Reporting Event of Default”) will consist exclusively of the right to receive additional interest on the Securities at a rate per year equal to 0.25% of the Outstanding principal amount of the Securities (“Supplementary Interest”), payable semi-annually in arrears at the same time and in the same manner as regular interest on the Securities pursuant to Section 2.04 for each day during the 365-day period during which such Reporting Event of Default is continuing beginning on, and including, the date on which such Reporting Event of Default first occurs (and has neither been waived nor cured).  In no event shall Supplementary Interest accrue at a rate per year in excess of 0.25%, regardless of the number of Reporting Events of Default that could give rise to the requirement to pay Supplementary Interest. With regard to any Reporting Event of Default, no Supplementary Interest shall accrue, and no right to declare the principal or other amounts due and payable in respect of the Securities shall exist, after such Reporting Event of Default has been cured.

(b)          On the 365th day after the date on which the Reporting Event of Default first occurred (if such Reporting Event of Default has not been cured or waived prior to such 365th day), the Securities will be subject to acceleration as provided in Section 6.03 hereof.

(c)          Notwithstanding the foregoing, if Additional Interest is accruing and payable pursuant to Section 5.05 when the accrual of Supplementary Interest is the sole remedy for a Reporting Event of Default, then no Supplementary Interest shall be payable in respect of any such Reporting Event of Default so long as Additional Interest is also accruing and payable pursuant to Section 5.05.

Section 6.05        Waiver of Past Defaults.  If an Event of Default or a Default, other than (a) an uncured Event of Default described in Sections 6.02(a), (b) and (c) hereof or (b) a Default in respect of a provision that under Section 8.02 hereof cannot be amended without the consent of each affected Holder, occurs, the Holders of a majority in aggregate principal amount of the then Outstanding Securities may waive such Event of Default or Default and all of its consequences hereunder.  Whenever any Event of Default is so waived, it will cease to exist, and whenever any Default is so waived, it will be deemed cured, and any Event of Default arising therefrom will be deemed not to have occurred.  However, no such waiver will extend to any subsequent or other Default or Event of Default or impair any consequent right.

Section 6.06        Control by Majority.  At any time, the Holders of a majority of the aggregate principal amount of the then Outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or for exercising any trust or power conferred on the Trustee.  However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to the Trustee’s duties under Article 6 of the Base Indenture and the Trust Indenture Act, that the Trustee determines to be unduly prejudicial to the rights of a Holder or to the Trustee, or that would potentially involve the Trustee in personal liability unless the Trustee is offered indemnity or security reasonably satisfactory to it against any loss, liability or expense to the Trustee that may result from the Trustee’s instituting such proceeding as the Trustee.  Prior to taking any action hereunder, the Trustee will be entitled to indemnification reasonably satisfactory to it against all losses and expenses caused by taking or not taking such action.

Section 6.07        Limitation on Suits.  Subject to Section 6.08 hereof, no Holder may pursue a remedy with respect to this Indenture or the Securities unless:

(a)           such Holder has previously delivered to the Trustee written notice that an Event of Default has occurred and is continuing;

(b)           the Holders of at least 25% of the aggregate principal amount of the then Outstanding Securities deliver to the Trustee a written request that the Trustee pursue a remedy with respect to such Event of Default;

(c)           such Holder or Holders have offered and, if requested, provided to the Trustee indemnity reasonably satisfactory to the Trustee against any loss, liability or other expense of compliance with such written request;

(d)           the Trustee has not complied with such written request within 60 days after receipt of such written request and offer of indemnity; and

(e)           during such 60-day period, the Holders of a majority of the aggregate principal amount of the then Outstanding Securities did not deliver to the Trustee a direction inconsistent with such written request.

A Holder may not use this Indenture to prejudice the rights of any other Holder or to obtain a preference or priority over any other Holder, it being understood that the Trustee does not have any affirmative duty to ascertain whether any usage of this Indenture by a Holder is unduly prejudicial to such other Holders.

Section 6.08        Rights of Holders to Receive Payment and to Convert.  Notwithstanding anything to the contrary elsewhere in this Indenture, the right of any Holder to receive payment of the principal of, interest on, Fundamental Change Purchase Price for, its Securities, on or after the respective due date, and to convert its Securities and receive payment or delivery, as the case may be, of the consideration due with respect to such Securities in accordance with Article 4 hereof, or to bring suit for the enforcement of any such payment or conversion rights, will not be impaired or affected without the consent of such Holder and will not be subject to the requirements of Section 6.07 hereof.

Section 6.09        Collection of Indebtedness; Suit for Enforcement by Trustee.  If an Event of Default specified in Sections 6.02(a), 6.02(b) or 6.02(c) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, interest on, Fundamental Change Purchase Price for, and any amounts due upon the conversion of, the Securities, as the case may be, and such further amount as is sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, as well as any other amounts that may be due under Section 10.01 of the Base Indenture.

Section 6.10        Trustee May Enforce Claims Without Possession of Securities. All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders in respect of which such judgment has been recovered.

Section 6.11        Trustee May File Proofs of Claim.  The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Company, its creditors or its property and, unless prohibited by law or applicable regulations, will be entitled to collect, receive and distribute any money or other property payable or deliverable on any such claims, and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and, in the event that the Trustee consents to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 10.01 of the Base Indenture.  To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 10.01 of the Base Indenture out of the estate in any such proceeding, will be denied for any reason, payment of the same will be secured by a lien on, and is paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding, whether in liquidation or under any plan of reorganization or arrangement or otherwise.  Nothing herein contained will be deemed to authorize the Trustee to authorize or consent to, or to accept or to adopt on behalf of any Holder, any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.12        Restoration of Rights and Remedies.  If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 6.13        Rights and Remedies Cumulative.  Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in Section 3.07 of the Base Indenture, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 6.14        Delay or Omission Not a Waiver.  No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein.  Every right and remedy given by this Article 6 or by law to the Trustee or to the Holders may be exercised from time to time and as often as may be deemed expedient by the Trustee (subject to the limitations contained in this Indenture) or by the Holders, as the case may be.

Section 6.15        Priorities.  If the Trustee collects any money pursuant to this Article 6, it will pay out the money in the following order:

FIRST:  to the Trustee, its agents and attorneys for amounts due under Section 10.01(a) of the Base Indenture, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

SECOND:  to the Holders, for any amounts due and unpaid on the principal of, accrued and unpaid interest on, Fundamental Change Purchase Price for, and any cash due upon conversion of, any Security, without preference or priority of any kind, according to such amounts due and payable on all of the Securities; and

THIRD:  the balance, if any, to the Company or to such other party as a court of competent jurisdiction directs.

The Trustee may fix a record date and payment date for any payment to the Holders pursuant to this Section 6.15.  If the Trustee so fixes a record date and a payment date, at least 15 days prior to such record date, the Company will deliver to each Holder and the Trustee a written notice, which notice will state such record date, such payment date and the amount of such payment.

Section 6.16        Undertaking for Costs.  All parties to this Indenture agree, and each Holder, by such Holder’s acceptance of a Security, shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided, however, that the provisions of this Section 6.16 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in aggregate principal amount of the Securities then Outstanding, or to any suit instituted by any Holder for the enforcement of the payment of the principal of, accrued and unpaid interest, if any, on, or Fundamental Change Purchase Price for, any Security on or after the due date expressed or provided for in this Indenture or to any suit for the enforcement of the right to convert any Security in accordance with the provisions of Article 4 hereof.

Section 6.17        Waiver of Stay, Extension and Usury Laws.  The Company covenants that, to the extent that it may lawfully do so, it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company, to the extent that it may lawfully do so, hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will instead suffer and permit the execution of every such power as though no such law has been enacted.

Section 6.18        Notices from the Trustee.  Notwithstanding anything to the contrary in the Base Indenture, including Section 10.03 thereof, whenever a Default occurs and is continuing and is known to the Trustee, the Trustee must deliver notice of such Default to the Holders within 90 days after the date on which such Default first occurred.  Except in the case of a Default in the payment of the principal of, interest on, or Fundamental Change Purchase Price for, any Security or of a Default in the payment or delivery, as the case may be, of the consideration due upon conversion of a Security, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interests of the Holders.

ARTICLE 7.
SATISFACTION AND DISCHARGE

Section 7.01        Inapplicability of Provisions of Base Indenture; Satisfaction and Discharge of the Indenture.    The satisfaction and discharge provisions set forth in this Article 7 shall, with respect to the Securities, supersede the entirety of Article XI of the Base Indenture, and all references in the Base Indenture to Article XI thereof and the provisions relating to satisfaction and discharge therein, as the case may be, shall, with respect to the Securities, be deemed to be references to this Article 7 and the satisfaction and discharge provisions set forth in this Article 7, respectively.

When (a) the Company shall deliver to the Registrar for cancellation all Securities theretofore authenticated (other than any Securities that have been destroyed, lost or stolen and in lieu of or in substitution for which other Securities shall have been authenticated and delivered) and not theretofore canceled, or (b) all the Securities not theretofore canceled or delivered to the Trustee for cancellation shall have become due and payable (whether on the Maturity Date, on any Fundamental Change Purchase Date, upon conversion or otherwise) and the Company shall deposit with the Trustee, in trust, or deliver to the Holders, as applicable, an amount of cash, number of shares of Common Stock or the combination of cash and shares of Common Stock, as the case may be (solely to settle amounts due with respect to outstanding conversions), sufficient to pay all amounts due on all of such Securities (other than any Securities that shall have been mutilated, destroyed, lost or stolen and in lieu of or in substitution for which other Securities shall have been authenticated and delivered) not theretofore canceled or delivered to the Trustee for cancellation, including principal and interest due, accompanied, except in the event the Securities are due and payable solely in cash at the Maturity Date or upon an earlier Fundamental Change Purchase Date, by a verification report as to the sufficiency of the deposited amount from an independent certified accountant or other financial professional reasonably satisfactory to the Trustee, and if the Company shall also pay or cause to be paid all other sums payable hereunder by the Company, then this Indenture shall cease to be of further effect (except as to (i) rights hereunder of Holders to receive all amounts owing upon the Securities and the other rights, duties and obligations of Holders, as beneficiaries hereof with respect to the amounts, if any, so deposited with the Trustee and (ii) the rights, obligations and immunities of the Trustee hereunder), and the Trustee, on written demand of the Company accompanied by an Officer’s Certificate and an Opinion of Counsel and at the cost and expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture; the Company, however, hereby agrees to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred by the Trustee, including the fees and expenses of its counsel, and to compensate the Trustee for any services thereafter reasonably and properly rendered by the Trustee in connection with this Indenture or the Securities.

Section 7.02        Deposited Monies to Be Held in Trust by Trustee.  Subject to Section 7.04 hereof, all monies and shares of Common Stock, as the case may be, deposited with the Trustee pursuant to Section 7.01 hereof shall be held in trust for the sole benefit of the Holders of the Securities, and such monies and shares of Common Stock shall be applied by the Trustee to the payment, either directly or through any Paying Agent (including the Company if acting as its own Paying Agent), to the Holders of the particular Securities for the payment, settlement or redemption of which such monies or shares of Common Stock, or both, as the case may be, have been deposited with the Trustee, of all sums or amounts due and to become due thereon for principal and interest, if any.

Section 7.03        Paying Agent to Repay Monies Held.  Upon the satisfaction and discharge of this Indenture, all monies and shares of Common Stock, as the case may be, then held by any Paying Agent (if other than the Trustee) shall, upon written request of the Company, be repaid to it or paid to the Trustee, and thereupon such Paying Agent shall be released from all further liability with respect to such monies and shares of Common Stock, or both, as the case may be.

Section 7.04        Return of Unclaimed Monies.  Subject to the requirements of applicable law, any monies and shares of Common Stock deposited with or paid to the Trustee for payment of the principal of or interest, if any, on the Securities and not applied but remaining unclaimed by the Holders of the Securities for two years after the date upon which the principal of or interest, if any, on such Securities, as the case may be, shall have become due and payable, shall be repaid to the Company by the Trustee on demand, and all liability of the Trustee shall thereupon cease with respect to such monies and shares of Common Stock; and the Holder shall thereafter look only to the Company for any payment or delivery that such Holder may be entitled to collect unless an applicable abandoned property law designates another person.

Section 7.05        Reinstatement.  If the Trustee or the Paying Agent is unable to apply any money or shares of Common Stock, or both, as the case may be, in accordance with Section 7.02 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under the Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 7.01 until such time as the Trustee or the Paying Agent is permitted to apply all such money and shares of Common Stock in accordance with Section 7.02; provided, however, that if the Company makes any payment of interest on, principal of or payment or delivery in respect of any Security following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or shares of Common Stock, if any, held by the Trustee or Paying Agent.

ARTICLE 8.
SUPPLEMENTAL INDENTURES

Section 8.01        Supplemental Indentures Without Consent of Holders.  Section 12.01 of the Base Indenture shall not apply with respect to the Securities, and this Section 8.01 shall replace Section 12.01 of the Base Indenture in its entirety.

Without the consent of any Holder, the Company (when authorized by a Board Resolution) and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

(a)          cure any ambiguity, omission, defect or inconsistency in this Indenture or the Securities, including to eliminate any conflict with the Trust Indenture Act;

(b)         conform the terms of this Indenture or the Securities to the description thereof in the Preliminary Offering Memorandum, as supplemented by the Final Term Sheet related to the offering of the Securities;

(c)          to evidence the succession by a Successor Company and to provide for the assumption by a Successor Company of the Company’s obligations under the Indenture;

(d)         to add guarantees with respect to the Securities;

(e)          to secure the Securities;

(f)          to add to the Company’s covenants such further covenants, restrictions or conditions for the benefit of the Holders (or any other holders) or surrender any right or power conferred upon the Company by the Indenture;

(g)         to make any other change that does not adversely affect the rights of any Holder (other than a Holder that consents to such change);

(h)         to provide for a successor Trustee;

(i)           to comply with the Applicable Procedures of the Depositary; or

(j)           to comply with any requirement of the SEC in connection with the qualification of the Indenture under the Trust Indenture Act.

Section 8.02        Supplemental Indentures With Consent of Holders.  Section 12.02 of the Base Indenture shall not apply with respect to the Securities, and this Section 8.02 shall replace Section 12.02 of the Base Indenture in its entirety.

With the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities affected by such supplemental indenture, including without limitation, consents obtained in connection with a purchase of, or tender or exchange offer for, Securities and by act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby:

(a)          reduce the percentage in aggregate principal amount of Securities Outstanding necessary to waive any past Default or Event of Default;

(b)         reduce the rate of interest on any Security or change the time for payment of interest on any Security;

(c)          reduce the principal of any Security or change the Maturity Date;

(d)         change the place or currency of payment on any Security;

(e)          make any change that impairs or adversely affects the conversion rights of any Securities;

(f)          reduce the Fundamental Change Purchase Price of any Security or amend or modify in any manner adverse to the rights of the Holders of the Securities the Company’s obligation to pay the Fundamental Change Purchase Price, whether through an amendment or waiver of provisions in the covenants, definitions related thereto or otherwise;

(g)          impair the right of any Holder of Securities to receive payment of principal of, and interest, if any, on, its Securities, or the right to receive payment or delivery, as the case may be, of the consideration due upon conversion of its Securities on or after the due dates therefor or to institute suit for the enforcement of any such payment or delivery, as the case may be, with respect to such Holder’s Securities; or

(h)         make any change to the provisions of this Article 8  or in the waiver provisions of the Indenture that requires each Holder’s consent to modify, amend or waive.

It shall not be necessary for any Act or consent of Holders under this Section 8.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act or consent shall approve the substance thereof.  The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Persons entitled to consent to any indenture supplemental hereto.  If a record date is fixed, the Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to consent to such supplemental indenture, whether or not such Holders remain Holders after such record date; provided that, unless such consent shall have become effective by virtue of the requisite percentage having been obtained prior to the date which is 90 days after such record date, any such consent previously given shall automatically and without further action by any Holder be cancelled and of no further effect.

Section 8.03        Notice of Amendment or Supplement.  After an amendment or supplement under this Article 8 becomes effective, the Company shall mail to the Holders a notice briefly describing such amendment or supplement.  However, the failure to give such notice to all the Holders, or any defect in the notice, shall not impair or affect the validity of the amendment or supplement.

ARTICLE 9.
SUCCESSOR COMPANY

Section 9.01        Consolidation, Merger and Sale of Assets.  The successor company provisions set forth in this Article 9 shall, with respect to the Securities, supersede the entirety of Section 6.04 of the Base Indenture, and all references in the Base Indenture to Section 6.04 thereof and the successor company provisions therein, as the case may be, shall, with respect to the Securities, be deemed to be references to this Article 9 and the successor company provisions set forth in this Article 9, respectively.

Section 9.02        Company May Consolidate, Etc. on Certain Terms.  Subject to the provisions of Section 9.04, the Company shall not amalgamate or consolidate with, merge with or into or convey, transfer or lease its properties and assets substantially as an entirety to another Person, unless:

(a)           the resulting, surviving or transferee Person (the “Successor Company”), if not the Company, shall expressly assume, by supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all of the obligations of the Company under the Securities and this Indenture as applicable to the Securities; and

(b)           immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing under this Indenture; and

Upon any such amalgamation, consolidation, merger, conveyance, transfer or lease, the Successor Company (if not the Company) shall succeed to, and may exercise every right and power of, the Company under this Indenture.

At the election of the Company, a conveyance, transfer or lease of properties and assets substantially as an entirety to one or more Subsidiaries of the Company may be deemed not to be a conveyance, transfer or lease to a Person other than the Company, and in the event of such election, such conveyance, transfer or lease shall not be subject to this Section 9.02 and the Securities shall remain convertible into or based on Common Stock, subject to the provisions of Section 4.07.   Notice of any such election shall be sent to the Trustee and Conversion Agent promptly following the consummation of any such conveyance, transfer or lease of properties and assets to one or more Subsidiaries, specifying that such transaction does not constitute a conveyance, transfer or lease to a Person other than the Company in accordance with this Section 9.02.

Section 9.03        Successor Corporation to Be Substituted.  In case of any such amalgamation, consolidation, merger, conveyance, transfer or lease and upon the assumption by the Successor Company, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the due and punctual payment of the principal of and premium (including any Fundamental Change Purchase Price), if any, accrued and unpaid interest, accrued and unpaid Supplementary Interest, if any, and accrued and unpaid Additional Interest, if any, on all of the Securities, the due and punctual delivery or payment, as the case may be, of any consideration due upon conversion of the Securities and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Company under this Indenture, such Successor Company shall succeed to and be substituted for, and may exercise every right and power of, the Company under this Indenture, with the same effect as if it had been named herein as the party of the first part; provided, however, that in the case of a conveyance, transfer or lease to one or more of the Subsidiaries of the Company of all or substantially all of the properties and assets of the Company, the Securities will remain convertible into cash or a combination of cash and shares of Common Stock, if any, as the case may be, in accordance with Section 4.03 hereof, but subject to adjustment (if any) in accordance with Section 4.07 hereof.  Such Successor Company thereupon may cause to be signed, and may issue either in its own name or in the name of the Company any or all of the Securities issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such Successor Company instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver, or cause to be authenticated and delivered, any Securities that previously shall have been signed and delivered by the officers of the Company to the Trustee for authentication, and any Securities that such Successor Company thereafter shall cause to be signed and delivered to the Trustee for that purpose.  All the Securities so issued shall in all respects have the same legal rank and benefit under this Indenture as the Securities theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Securities had been issued at the date of the execution hereof.  In the event of any such amalgamation, consolidation, merger, conveyance or transfer (but not in the case of a lease), the Person named as the “Company” in the first paragraph of this Indenture or any successor that shall thereafter have become such in the manner prescribed in this Article 9 may be dissolved, wound up and liquidated at any time thereafter and, except in the case of a lease, such Person shall be released from its liabilities as obligor and maker of the Securities and from its obligations under this Indenture.

In case of any such amalgamation, consolidation, merger, conveyance, transfer or lease, such changes in phraseology and form (but not in substance) may be made in the Securities thereafter to be issued as may be appropriate.

Section 9.04        Opinion of Counsel to Be Given to Trustee.  In the case of any such amalgamation, merger, consolidation, conveyance, transfer or lease the Trustee shall receive an Officer’s Certificate and an Opinion of Counsel stating that any such amalgamation, consolidation, merger, conveyance, transfer or lease and any such assumption and, if a supplemental indenture is required in connection with such transaction such supplemental indenture, complies with the provisions of this Article 9.

ARTICLE 10.
TAX ADDITIONAL AMOUNTS

Section 10.01      Payment of Tax Additional Amounts.  The Company shall pay any amounts due with respect to the Securities without deduction or withholding for any and all present and future withholding taxes, levies, imposts and charges (each, a “Withholding Tax”) imposed by or for the account of any Non-U.S. Jurisdiction in which the Company is resident for tax purposes or any political subdivision or taxing authority of such jurisdiction (the “Taxing Jurisdiction”) as a result of any consolidation, merger, amalgamation, or other transaction permitted by Section 9.01 hereof and conducted in accordance with Article 9 hereof, unless such withholding or deduction is required by law.  If such deduction or withholding is at any time required, the Company will (subject to compliance by such Holder with any relevant administrative requirements) pay each Holder additional amounts (“Tax Additional Amounts”) as will result in such Holder’s receipt of such amounts as it would have received had no such withholding or deduction been required.  If the Taxing Jurisdiction requires the Company to deduct or withhold any Withholding Tax, the Company will (subject to compliance by a Holder with any relevant administrative requirements) pay such Tax Additional Amounts in respect of any principal amount, Fundamental Change Purchase Price, or interest payable at the Maturity Date, on any Interest Payment Date, upon conversion, on a Fundamental Change Purchase Date or otherwise, as applicable, as may be necessary so that the net amounts paid to the Holder or the Trustee after such deduction or withholding will equal the principal amount, Fundamental Change Purchase Price or interest on the Securities.

Section 10.02      Exceptions to Payment of Tax Additional Amounts.  Notwithstanding the foregoing, the Company shall not be obligated to pay Tax Additional Amounts pursuant to Section 10.01 hereof in the following instances:

(a)          any Withholding Tax which would not be payable or due but for the fact that (1) the Holder of a Security (or a fiduciary, settlor, beneficiary of, member or shareholder of, such Holder, if such Holder is an estate, trust, partnership or corporation) is a domiciliary, national or resident of, or engaging in business or maintaining a permanent establishment or being physically present in, the Taxing Jurisdiction or otherwise having some present or former connection with the Taxing Jurisdiction other than the holding or ownership of the Securities or the collection of principal amount, Fundamental Change Purchase Price, and Interest (if any), in accordance with the terms of the Securities and the Indenture or the enforcement of the Securities or (2) where presentation is required, the Security was presented more than 30 days after the date such payment became due or was provided for, whichever is later;

(b)          any Withholding Tax attributable to any estate, inheritance, gift, sales, transfer, excise, personal property or similar tax, levy, impost or charge;

(c)          any Withholding Tax attributable to any tax, levy, impost or charge which is payable otherwise than by withholding from payment of principal amount, Fundamental Change Purchase Price, and interest (if any);

(d)          any Withholding Tax which would not have been imposed but for the failure to comply with certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connections with the relevant tax authority of the Holder or beneficial owner of the Securities, if this compliance is required by statute or by regulation as a precondition to relief or exemption from such Withholding Tax;

(e)          to the extent a Holder is entitled to a refund or credit in such Taxing Jurisdiction of amounts required to be withheld by such Taxing Jurisdiction; or

(f)           any combination of the instances described in (a) through (e).

Section 10.03      Entitlement to Refund or Credit.  With respect to Section 10.2(e), in the absence of evidence reasonably satisfactory to the Company, the Company may conclusively presume that a Holder of a Security is entitled to a refund or credit of all amounts required to be withheld if the relevant local laws provide a Holder with the ability to file or otherwise claim such refund or credit.  The Company shall not be required to pay any Tax Additional Amounts to any Holder of a Security who is a fiduciary or partnership or other than the sole beneficial owner of the Security to the extent that a beneficiary or settlor with respect to such fiduciary, or a member of such partnership or a beneficial owner thereof, would not have been entitled to the payment of such Tax Additional Amounts had such beneficiary, settlor, member or beneficial owner been the Holder of the Security.

Section 10.04      References to be Consistent.  Whenever with respect to the Securities there is mentioned in the Indenture or in any Global Security or Physical Security, in any context, payment of principal (and premium, if any), the Fundamental Change Purchase Price, interest or any other amount payable under or with respect to any Security at the Maturity Date, any Interest Payment Date, in connection with any conversion, on a Fundamental Change Purchase Date or otherwise, such mention shall be deemed to include mention of the payment of Tax Additional Amounts described in this Article 10 to the extent that, in such context, Tax Additional Amounts were or would be payable by the Company in respect thereof.

ARTICLE 11.
MISCELLANEOUS

Section 11.01      Effect on Successors and Assigns.  Notwithstanding Section 14.10 of the Base Indenture, all agreements of the Company, the Trustee, the Registrar, the Paying Agent and the Conversion Agent in this Indenture and the Securities will bind their respective successors.

Section 11.02      Governing Law; Waiver of Jury Trial.  This Supplemental Indenture and the Securities shall be deemed to be contracts made under the law of the State of New York and for all purposes shall be governed by and construed in accordance with the law of said State. Each party hereto and each Holder of Securities by acceptance thereof, hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any litigation directly or indirectly arising out of, under or in connection with this Indenture.

Section 11.03      No Security Interest Created.  Nothing in this Indenture or in the Securities, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction.

Section 11.04      Trust Indenture Act.  If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under such Act to be a part of and govern this Indenture, the latter provision shall control.  If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

Section 11.05      Benefits of Supplemental Indenture.  Nothing in this Supplemental Indenture or in the Securities, expressed or implied, will give to any Person, other than the parties hereto, any Paying Agent, any Conversion Agent, any authenticating agent, any Registrar or their successors hereunder or the Holders of the Securities, any benefit or any legal or equitable right, remedy or claim under this Supplemental Indenture.

Section 11.06      Calculations.  Except as otherwise provided in this Indenture, the Company shall be responsible for making all calculations called for under the Securities.  None of the Trustee, Conversion Agent, Note Registrar, Bid Solicitation Agent or Paying Agent (in each case if different from the Company) shall have any responsibility for making such calculations, for determining amounts to be paid or for monitoring the market price of the Common Stock or be charged with any knowledge of or have any duties to monitor any measurement period.  These calculations include, but are not limited to, determinations of the Last Reported Sale Prices of the Common Stock, accrued interest payable on the Securities, the Daily VWAP, the Daily Conversion Value, the Daily Settlement Amount and the Conversion Rate.  The Company shall make all these calculations in good faith and, absent manifest error, the Company’s calculations shall be final and binding on Holders of Securities.  The Company shall provide a schedule of its calculations to each of the Trustee and the Conversion Agent, and each of the Trustee and Conversion Agent is entitled to rely conclusively upon the accuracy of the Company’s calculations without independent verification.  The Trustee will forward the Company’s calculations to any Holder upon the request of that Holder at the sole cost and expense of the Company.

Whenever the Company is required to calculate the Conversion Rate, the Company will do so to the 1/10,000th of a share of Common Stock, rounding any additional decimal places up or down in a commercially reasonable manner.

Section 11.07      Execution in Counterparts.  This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

Section 11.08      Notices.  The Company or the Trustee, by notice given to the other in the manner provided in Section 14.03 of the Base Indenture, may designate additional or different addresses for subsequent notices or communications.

Notwithstanding anything to the contrary in Sections 14.03 and 14.04 of the Base Indenture, whenever the Company is required to deliver notice to the Holders, the Company will, by the date it is required to deliver such notice to the Holders, deliver a copy of such notice to the Trustee, the Paying Agent, the Registrar and the Conversion Agent.  Each notice to the Trustee, the Paying Agent, the Registrar and the Conversion Agent shall be sufficiently given if in writing and mailed, first-class postage prepaid to the address most recently sent by the Trustee, the Paying Agent, the Registrar or the Conversion Agent, as the case may be, to the Company.

Section 11.09      Ratification of Base Indenture.  The Base Indenture, as supplemented by this Supplemental Indenture, is in all respects ratified and confirmed, and this Supplemental Indenture shall be deemed part of the Base Indenture in the manner and to the extent herein provided.  For the avoidance of doubt, each of the Company and each Holder of Securities, by its acceptance of such Securities, acknowledges and agrees that all of the rights, privileges, protections, immunities and benefits afforded to the Trustee under the Base Indenture are deemed to be incorporated herein, and shall be enforceable by the Trustee hereunder, in each of its capacities hereunder as if set forth herein in full.

Section 11.10      The Trustee.  The recitals in this Supplemental Indenture are made by the Company only and not by the Trustee, and all of the provisions contained in the Base Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect of the Securities and of this Supplemental Indenture as fully and with like effect as set forth in full herein.

Section 11.11      No Recourse Against Others.  No director, officer, employee, incorporator or stockholder of the Company shall have any liability for any obligations of the Company under the Securities, the Indenture or any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder, by accepting a Security, waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Securities.

[Remainder of the page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the day and year first above written.

AMTRUST FINANCIAL SERVICES, INC.

By:	/s/ Harry Schlachter
	Name:	Harry Schlachter
	Title:	Treasurer

Attest:

/s/ Stephen Ungar
Name: Stephen Ungar
Title: Secretary

AmTrust Financial Services, Inc. – First Supplemental Indenture Signature Page

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ Natalie Lawrence
Name: Natalie Lawrence
Title: Associate

AmTrust Financial Services, Inc. – First Supplemental Indenture Signature Page

SCHEDULE A

The following table sets forth the number of Additional Shares by which the Conversion Rate shall be increased pursuant to Section 4.06 based on the Stock Price and Effective Date set forth below.

	Stock Price
Effective Date	$25.46	$27.50	$30.00	$31.83	$35.00	$40.00	$50.00	$60.00	$75.00	$100.00
December 21, 2011	7.8555	7.8555	7.1106	6.4194	5.5191	4.4496	3.2103	2.4562	1.7228	1.0271
December 15, 2012	7.8555	7.6456	6.6861	6.0558	5.1675	4.1708	2.9995	2.2912	1.5956	0.9384
December 15, 2013	7.8555	7.1057	6.1629	5.6214	4.7665	3.8495	2.7608	2.0988	1.4531	0.8412
December 15, 2014	7.7817	6.5993	5.5996	5.1099	4.3359	3.4882	2.4855	1.8828	1.2864	0.7228
December 15, 2015	7.3992	6.1477	5.0591	4.5408	3.8985	3.1184	2.2046	1.6540	1.1116	0.5974
December 15, 2016	7.1329	5.7924	4.6146	4.0195	3.4028	2.6862	1.8939	1.4067	0.9246	0.4645
December 15, 2017	7.1009	5.6237	4.3246	3.6407	2.9058	2.3270	1.6473	1.2322	0.8134	0.4140
December 15, 2018	7.1507	5.5372	4.0940	3.3272	2.4667	1.9034	1.3409	1.0053	0.6712	0.3452
December 15, 2019	7.2301	5.4210	3.7998	2.9384	1.9576	1.3804	0.9737	0.7318	0.4916	0.2549
December 15, 2020	7.3328	5.2297	3.3678	2.3995	1.3267	0.7341	0.5259	0.3982	0.2705	0.1431
December 15, 2021	7.8555	4.9418	1.9115	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

EXHIBIT A

[FORM OF FACE OF SECURITY]

[For Global Securities, include the following legend:

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

No.:	[ ]
CUSIP:	032359 AB7
ISIN:	US032359AB72

Principal Amount $[__________]
[as revised by the Schedule of Increases
and Decreases in the Global Security attached hereto]1

AmTrust Financial Services, Inc.
5.50% Convertible Senior Notes due 2021

AmTrust Financial Services, Inc., a Delaware corporation, promises to pay to [              ] [include “Cede & Co.” for Global Security] or registered assigns, the principal amount of $[     ] on December 15, 2021 (the “Maturity Date”) and to pay interest hereon as set forth in the Indenture in the manner, at the rates and to the Persons set forth therein.

Interest Payment Dates:	June 15 and December 15.

Regular Record Dates:	June 1 and December 1.

Additional provisions of this Security are set forth on the other side of this Security.

1 Include for Global Securities only.

IN WITNESS WHEREOF, AMTRUST FINANCIAL SERVICES, INC. has caused this instrument to be signed manually or by facsimile by two of its duly authorized officers.

Dated:
AMTRUST FINANCIAL SERVICES, INC.

By:
Name:
Title:

Attest:

[Trustee’s Certificate of Authentication Follows]

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

The Bank of New York Mellon Trust Company, N.A., as Trustee, certifies that this is one of the Securities referred to in the within-mentioned Indenture.

Dated:

THE BANK OF NEW YORK
MELLON TRUST COMPANY, N.A.,
as Trustee

By:
Name:
Title:

[FORM OF REVERSE OF NOTE]

AMTRUST FINANCIAL SERVICES, INC.
5.50% Convertible Senior Notes due 2021

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued under an Indenture dated as of December 21, 2011 (herein called the “Base Indenture”), and as further supplemented by the First Supplemental Indenture, dated as of December 21, 2011 (herein called the “Supplemental Indenture” and the Base Indenture, as supplemented by the Supplemental Indenture, the “Indenture”) by and between the Company and The Bank of New York Mellon Trust Company, N.A., herein called the “Trustee”, and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is not subject to redemption at the option of the Company prior to the Maturity Date.

As provided in and subject to the provisions of the Indenture, upon the occurrence of a Fundamental Change, the Holder of this Security will have the right, at such Holder’s option, to require the Company to purchase this Security, or any portion of this Security such that the principal amount of this Security that is not purchased equals $1,000 or an integral multiple of $1,000 in excess thereof, on the Fundamental Change Purchase Date at a price equal to the Fundamental Change Purchase Price for such Fundamental Change Purchase Date.

This Security is not subject to redemption at the option of the Company and does not benefit from a sinking fund.

As provided in and subject to the provisions of the Indenture, the Holder hereof has the right, at its option (i) during certain periods and upon the occurrence of certain conditions specified in the Indenture, prior to the Close of Business on the Business Day immediately preceding September 15, 2021, and (ii) on or after September 15, 2021, at any time prior to the Close of Business on the second Scheduled Trading Day immediately preceding the Stated Maturity, to convert this Security or a portion of this Security such that the principal amount of this Security that is not converted equals $1,000 or an integral multiple of $1,000 in excess thereof into an amount of cash, a number of shares of Common Stock or a combination of cash and shares of Common Stock, as the case may be, determined in accordance with Article 4 of the Supplemental Indenture.

As provided in and subject to the provisions of the Indenture, the Company will make all payments in respect of the Fundamental Change Purchase Price for, and the principal amount of, this Security to the Holder that surrenders this Security to the Paying Agent to collect such payments in respect of this Security. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts. Any references in this Security to principal (and premium, if any), the Fundamental Change Purchase Price, interest or any other amount payable under or with respect to the Security at the Maturity Date, any Interest Payment Date, in connection with any conversion, on a Fundamental Change Repurchase Date or otherwise, shall be deemed to include payment of Tax Additional Amounts, as applicable.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities to be effected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities at the time Outstanding, on behalf of the Holders of all Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past Defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture, or for the appointment of a receiver or trustee, or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Security, the Holders of not less than 25% in principal amount of the Securities at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity.  The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay or deliver, as the case may be, the principal of (including the Fundamental Change Purchase Price), interest on and all amounts of consideration due upon conversion of, this Security at the time, place and rate, and in the coin and currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed by, the Holder hereof or its attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities are issuable only in registered form without coupons in denominations of $1,000 and integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Securities are exchangeable for a like aggregate principal amount of Securities and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or Trustee may treat the Person in whose name the Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

All defined terms used in this Security that are defined in the Indenture shall have the meanings assigned to them in the Indenture. If any provision of this Security limits, qualifies or conflicts with a provision of the Indenture, such provision of the Indenture shall control.

ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Security, shall be construed as though they were written out in full

TEN COM - as tenants in common	UNIF GIFT MIN ACT	Custodian
(Cust)
TEN ENT - as tenants by the entireties
(Minor)

JT TEN - as joint tenants with right of Survivorship and not as tenants in common	Uniform Gifts to Minors Act	(State)

Additional abbreviations may also be used though not in the above list.

ANNEX A

[Include for Global Security]

SCHEDULE OF INCREASES AND DECREASES OF GLOBAL SECURITY

Initial principal amount of Global Security:

Date	Amount of Increase in principal amount of Global Security	Amount of Decrease in principal amount of Global Security	Principal amount of Global Security after Increase or Decrease	Notation by Registrar or Security Custodian

ATTACHMENT 1

[FORM OF NOTICE OF CONVERSION]

To:           AmTrust Financial Services, Inc.

The undersigned owner of this Security hereby irrevocably exercises the option to convert this Security, or a portion hereof (which is such that the principal amount of the portion of this Security that will not be converted equals $1,000 or an integral multiple of $1,000 in excess thereof) below designated, into an amount of cash, number of shares of Common Stock or a combination of cash and shares of Common Stock, as the case may be, in accordance with the terms of the Indenture referred to in this Security, and directs that any cash payable and any shares of Common Stock issuable and deliverable upon conversion, together with any Securities representing any unconverted principal amount hereof, be paid and/or issued and/or delivered, as the case may be, to the registered Holder hereof unless a different name is indicated below.

Subject to certain exceptions set forth in the Indenture, if this notice is being delivered on a date after the Close of Business on a Regular Record Date and prior to the Open of Business on the Interest Payment Date corresponding to such Regular Record Date, this notice must be accompanied by payment of an amount equal to the interest payable on such Interest Payment Date on the principal amount of this Security to be converted. If any shares of Common Stock are to be issued in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect to such issuance and transfer as set forth in the Indenture.

Principal amount to be converted (in an integral multiple of $1,000, if less than all):

Signature(s)

Signature(s) must be guaranteed by an institution which is a member of one of the following recognized signature Guarantee Programs:

(i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) The Stock Exchange Medallion Program (SEMP) or (iv) another guarantee program acceptable to the Trustee.

Signature Guarantee

Fill in for registration of any shares of Common Stock and Securities if to be issued otherwise than to the registered Holder.

(Name)

(Address)

Please print Name and Address
(including zip code number)

Social Security or other Taxpayer
Identifying Number

ATTACHMENT 2

[FORM OF FUNDAMENTAL CHANGE PURCHASE NOTICE]

To:           AmTrust Financial Services, Inc.

The undersigned registered owner of this Security hereby acknowledges receipt of a notice from AmTrust Financial Services, Inc. (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and specifying the Fundamental Change Purchase Date and requests and instructs the Company to pay to the registered holder hereof in accordance with the applicable provisions of the Indenture referred to in this Security (i) the entire principal amount of this Security, or the portion thereof (that is such that the portion not to be purchased has a principal amount equal to $1,000 or an integral multiple of $1,000 in excess thereof) below designated, and (ii) if such Fundamental Change Purchase Date does not occur during the period after a Regular Record Date and on or prior to the Interest Payment Date corresponding to such Regular Record Date, accrued and unpaid interest, if any, thereon to, but excluding, such Fundamental Change Purchase Date.

In the case of certificated Securities, the certificate numbers of the Securities to be purchased are as set forth below:

Dated:

Signature(s)

Social Security or Other Taxpayer Identification Number

principal amount to be repaid (if less than all):
$ ,000

NOTICE: The signature on the Fundamental Change Purchase Notice must correspond with the name as written upon the face of the Security in every particular without alteration or enlargement or any change whatever.

ATTACHMENT 3

[FORM OF ASSIGNMENT AND TRANSFER]

For value received                                hereby sell(s), assign(s) and transfer(s) unto                                (Please insert social security or Taxpayer Identification Number of assignee) the within Security, and hereby irrevocably constitutes and appoints                                to transfer the said Security on the books of the Company, with full power of substitution in the premises.

In connection with any transfer of the within Security occurring prior to the Resale Restriction Termination Date, as defined in the Indenture governing such Security, the undersigned confirms that such Security is being transferred:

☐   To AmTrust Financial Services, Inc. or a subsidiary thereof; or

☐   Pursuant to a registration statement that has been declared effective under the Securities Act of 1933, as amended; or

☐   Pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended; or

☐   Pursuant to and in compliance with Rule 144 under the Securities Act of 1933, as amended, or any other available exemption from the registration requirements of the Securities Act of 1933, as amended, and unless the Securities has been transferred to AmTrust Financial Services, Inc. or a subsidiary thereof, the undersigned confirms that such Securities are not being transferred to an “affiliate” of the Company as defined in Rule 144 under the Securities Act of 1933, as amended.

Signature(s)

Signature(s) must be guaranteed by an institution which is a member of one of the following recognized signature Guarantee Programs:

(i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) The Stock Exchange Medallion Program (SEMP) or (iv) another guarantee

Unless one of the boxes is checked, the Trustee shall refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered holder thereof.

EXHIBIT B

[FORM OF RESTRICTED SECURITY LEGEND]

THE SECURITY EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT); (2) AGREES THAT IT WILL NOT WITHIN THE LATER OF (X) ONE YEAR (OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER) AFTER THE LAST DATE OF ORIGINAL ISSUANCE OF SECURITIES (INCLUDING THROUGH THE EXERCISE OF THE OPTION TO PURCHASE ADDITIONAL SECURITIES) AND (Y) 90 DAYS AFTER IT CEASES TO BE AN AFFILIATE (WITHIN THE MEANING OF RULE 144 UNDER THE SECURITIES ACT) OF AMTRUST FINANCIAL SERVICES, INC. (THE “COMPANY”), OFFER, RESELL, PLEDGE OR OTHERWISE TRANSFER THE SECURITY EVIDENCED HEREBY OR THE COMMON STOCK ISSUABLE UPON CONVERSION OF SUCH SECURITY, EXCEPT (A) TO THE COMPANY OR ANY AFFILIATE THEREOF, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) UNDER ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, INCLUDING RULE 144 (IF AVAILABLE), OR (D) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT (AND THAT CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER); (3) PRIOR TO SUCH TRANSFER (OTHER THAN A TRANSFER PURSUANT TO CLAUSES 2(A), 2(B) AND 2(D) ABOVE), IT WILL FURNISH TO THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., AS TRUSTEE (OR A SUCCESSOR TRUSTEE, AS APPLICABLE), SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THE TRUSTEE MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT; AND (4) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED (OTHER THAN A TRANSFER PURSUANT TO CLAUSE 2(D) ABOVE) PRIOR TO EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THE SECURITY EVIDENCED HEREBY UNDER RULE 144 UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION) A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. THIS LEGEND WILL BE REMOVED UPON THE EARLIER OF THE TRANSFER OF THIS SECURITY PURSUANT TO CLAUSE 2(D) ABOVE OR UPON ANY TRANSFER OF THIS SECURITY UNDER RULE 144 SUCH THAT THE SECURITY IS NO LONGER CONSIDERED A “RESTRICTED SECURITY” WITHIN THE MEANING OF RULE 144 (OR ANY SUCCESSOR PROVISION). THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS SECURITY IN VIOLATION OF THE FOREGOING RESTRICTION.

B-1

EXHIBIT C

[FORM OF RESTRICTED COMMON STOCK LEGEND]

THE COMMON STOCK EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. THE HOLDER HEREOF AGREES THAT (1) IT WILL NOT WITHIN THE LATER OF (X) ONE YEAR (OR, SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER) AFTER THE LAST DATE OF ORIGINAL ISSUANCE OF THE SECURITIES (INCLUDING THROUGH THE EXERCISE OF THE OPTION TO PURCHASE ADDITIONAL SECURITIES) UPON THE CONVERSION OF WHICH THIS SECURITY WAS ISSUED AND (Y) 90 DAYS AFTER IT CEASES TO BE AN AFFILIATE (WITHIN THE MEANING OF RULE 144 UNDER THE SECURITIES ACT) OF THE COMPANY, OFFER, RESELL, PLEDGE OR OTHERWISE TRANSFER THE COMMON STOCK EVIDENCED HEREBY, EXCEPT (A) TO THE COMPANY OR TO ANY AFFILIATE THEREOF, (B) UNDER ANY AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, INCLUDING RULE 144 (IF AVAILABLE), OR (C) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT (AND THAT CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER); (2) PRIOR TO SUCH TRANSFER (OTHER THAN A TRANSFER PURSUANT TO CLAUSES 1(A) OR 1(C) ABOVE), IT WILL FURNISH TO THE TRANSFER AGENT FOR THE COMPANY’S COMMON STOCK, SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THE TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT; AND (3) IT WILL DELIVER TO EACH PERSON TO WHOM THE COMMON STOCK EVIDENCED HEREBY IS TRANSFERRED (OTHER THAN A TRANSFER PURSUANT TO CLAUSE 1(C) ABOVE) PRIOR TO EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THE COMMON STOCK EVIDENCED HEREBY UNDER RULE 144 UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION) A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. THIS LEGEND WILL BE REMOVED UPON THE EARLIER OF THE TRANSFER OF THE COMMON STOCK EVIDENCED HEREBY PURSUANT TO CLAUSE 1(C) ABOVE OR UPON ANY TRANSFER OF THE SHARES OF COMMON STOCK EVIDENCED HEREBY UNDER RULE 144 SUCH THAT THE COMMON STOCK EVIDENCED HEREBY ARE NO LONGER CONSIDERED “RESTRICTED SECURITIES” WITHIN THE MEANING OF RULE 144 (OR ANY SUCCESSOR PROVISION).